UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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ProLogis

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Notice of 2007
Annual Meeting
    and
Proxy Statement

April 6, 2007

4545 Airport Way
Denver, Colorado 80239

April 6, 2007

Dear Shareholder,

You are cordially invited to attend the annual meeting of shareholders of ProLogis, which will take place on May 15, 2007, at our world headquarters in Denver, Colorado.

Details of the business to be conducted at the meeting are set forth in the accompanying notice of annual meeting and proxy statement.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions by phone, via the Internet, or by completing, signing, dating, and returning your proxy card in the enclosed envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Trustees, I would like to express our appreciation for your continued interest in ProLogis.

Sincerely,

K. Dane Brooksher
Chairman of the Board

Every shareholder’s vote is important. Please complete, sign, date, and return your proxy form, or authorize your proxy by phone or via the Internet.

NOTICE OF 2007 ANNUAL MEETING
OF SHAREHOLDERS

10:30 a.m., May 15, 2007
ProLogis World Headquarters
4545 Airport Way
Denver, Colorado 80239

April 6, 2007

To our Shareholders:

The 2007 annual meeting of shareholders of ProLogis, a Maryland real estate investment trust, will be held at ProLogis’s world headquarters, 4545 Airport Way, Denver, Colorado 80239, on Tuesday, May 15, 2007, at 10:30 a.m. for the following purposes:

1.	To elect twelve trustees to serve until the 2008 annual meeting;
2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2007; and
3.	To consider any other matters that may properly come before the meeting and at any adjournments or postponements of the meeting.

Shareholders of record at the close of business on March 12, 2007 are entitled to notice of, and to vote at, the meeting and any adjournments or postponements of the meeting.

For the Board of Trustees,

Edward S. Nekritz
Secretary

PROXY STATEMENT
ProLogis, 4545 Airport Way, Denver, Colorado 80239

This proxy statement is furnished in connection with the solicitation of proxies by the board of trustees of ProLogis for the 2007 annual meeting of shareholders of ProLogis. Distribution of this proxy statement and a proxy card to shareholders is scheduled to begin on or about April 6, 2007.

You can ensure that your shares are voted at the meeting by authorizing your proxy by phone, via the Internet, or by completing, signing, dating, and returning the enclosed proxy card in the envelope provided. If you are a shareholder of record, you may still attend the meeting and vote despite authorizing your proxy by any of these methods. A shareholder of record who gives a proxy may revoke it at any time before it is exercised by voting in person at the annual meeting, by delivering a subsequent proxy, by notifying the inspector of election in writing of such revocation, or, if previous instructions were given by phone or via the Internet, by providing new instructions by the same means.

SUMMARY OF PROPOSALS SUBMITTED FOR VOTE

•  Proposal 1:  Election of Trustees

Nominees:  At the annual meeting you will be asked to elect twelve trustees to the board of trustees. The trustees will be elected to a one-year term and will hold office until the 2008 annual meeting and until their successors are elected and qualify.

Vote Required:  You may vote for or withhold your vote from any of the trustee nominees. Assuming a quorum is present, the trustees receiving a majority of the votes cast in person or by proxy at the meeting will be elected. For this purpose, a majority of the votes cast means that the number of common shares that are cast and are voted “For” the election of a trustee must exceed the number of common shares that are withheld from his or her election.

•	Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm:  At the annual meeting you will be asked to ratify the audit committee’s appointment of KPMG LLP as the company’s independent registered public accounting firm for the year 2007.

Vote Required:  You may vote for, vote against, or abstain from voting on ratifying the appointment of the independent registered public accounting firm. Assuming a quorum is present, the affirmative vote of a majority of the common shares voted at the meeting in person or by proxy will be required to ratify the audit committee’s appointment of the independent registered public accounting firm.

The board of trustees unanimously recommends that the shareholders vote FOR each of the proposals listed above.

The foregoing are only summaries of the proposals.
You should review the full discussion of each proposal
in this proxy statement before casting your vote.

ELECTION OF TRUSTEES	Proposal 1

•	Nominees

At the 2007 annual meeting, all twelve trustee nominees are to be elected to hold office until the 2008 annual meeting and until their successors are elected and qualify. The twelve nominees for election at the 2007 annual meeting, all proposed by the board of trustees, are listed below with brief biographies. They are all now ProLogis trustees. We do not know of any reason why any nominee would be unable or unwilling to serve as a trustee. However, if a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the board as a substitute or the board may reduce the number of trustees.

Under our bylaws, trustees in non-contested elections must receive a majority of affirmative votes cast for election at a meeting at which a quorum is present. For this purpose, a majority of the votes cast means that the number of common shares that are cast and are voted “For” the election of a trustee must exceed the number of common shares that are withheld from his or her election. If a trustee fails to obtain a majority, he or she must tender his or her resignation to the board. The board, generally through a process managed by the board governance and nomination committee, will decide whether to accept the resignation no later than 90 days after it is received. The board will then explain its decision to accept or reject the tendered resignation in a Current Report on Form 8-K which will be filed promptly with the Securities and Exchange Commission (SEC).

The board of trustees unanimously recommends that the shareholders vote FOR the election of each nominee.

K. Dane Brooksher.  Trustee since October 1993

Mr. Brooksher, 68, has been Chairman of the Board of ProLogis since March 1999 and he was Chief Executive Officer of ProLogis from March 1999 to December 2004. From November 1993 to March 1999, he was Co-Chairman and Chief Operating Officer of ProLogis. Prior to joining ProLogis, Mr. Brooksher spent more than 32 years with KPMG Peat Marwick (now KPMG LLP), an independent registered public accounting firm. He is a Director of Pactiv Corporation, Qwest Communications International, Inc., and Cass Information Systems, Inc.

Stephen L. Feinberg.  Trustee since January 1993

Mr. Feinberg, 62, has been Chairman of the Board and Chief Executive Officer of Dorsar Investment Company, a diversified holding company with interests in real estate and venture capital, since 1970.

George L. Fotiades.  Trustee since December 2001

Mr. Fotiades, 53, was President and Chief Operating Officer of Cardinal Health, Inc., a provider of services supporting the health care industry, until May 2006. He was previously President and Chief Executive Officer of Life Sciences Products and Services, a unit of Cardinal Health, Inc. and was with Cardinal Health or its predecessor in varying capacities from 1996 to 2006. He is also a Director of Alberto-Culver Company.

Christine N. Garvey.  Trustee since September 2005

Ms. Garvey, 61, has served as a consultant to Deutsche Bank AG since May 2004. From May 2001 to May 2004, Ms. Garvey served as Global Head of Corporate Real Estate Services at Deutsche Bank AG London. Ms. Garvey has been a member of the board of directors of Hilton Hotels Corporation since May 2005 and was a member of the board of Catellus Development Corporation (“Catellus”) from 1995 to September 2005, when it was merged with and into a subsidiary of ProLogis.

Donald P. Jacobs.  Trustee since February 1996

Mr. Jacobs, 79, is the Gaylord Freeman Distinguished Professor of Banking and Dean Emeritus of the Kellogg School of Management and has been a member of the Kellogg faculty since 1957. He serves on the Board of Directors of CDW Corporation and Terex Corporation.

Walter C. Rakowich.  Trustee since August 2004

Mr. Rakowich, 49, has been President and Chief Operating Officer of ProLogis since January 2005. Mr. Rakowich has been with ProLogis in varying capacities since 1994, and from December 1998 to September 2005 he was a Managing Director and its Chief Financial Officer.

Nelson C. Rising.  Trustee since September 2005

Mr. Rising, 65, is Chairman and Chief Executive Officer of Rising Realty Partners, LLC. He was Chairman and Chief Executive Officer of Catellus from 2000 to September 2005, when it was merged with and into a subsidiary of ProLogis, and was President and Chief Executive Officer of Catellus from 1994 to 2000.

Jeffrey H. Schwartz.  Trustee since August 2004

Mr. Schwartz, 47, has been Chief Executive Officer of ProLogis since January 2005 and has been associated with ProLogis in varying capacities since 1994. He was President of International Operations of ProLogis from March 2003 to December 2004 and he was Asia President and Chief Operating Officer from March 2002 to December 2004. He was President and Chief Executive Officer of Vizional Technologies, Inc., previously an unconsolidated investee of ProLogis, from September 2000 to February 2002.

D. Michael Steuert.  Trustee since September 2003

Mr. Steuert, 58, has been Senior Vice President and Chief Financial Officer of Fluor Corporation, a publicly owned engineering and construction firm since 2001. Mr. Steuert is a Director of Weyerhaeuser Corporation.

J. André Teixeira.  Trustee since February 1999

Mr. Teixeira, 54, is Vice President, New Product Development, Emerging Markets and Europe, for Campbell Europe, part of the Campbell Soup Company. Mr. Teixeira is a founding partner and was President of eemPOK, a management consulting firm in Belgium from January 2005 to January 2007 and was Chairman and Senior Partner with BBL Partners, a consulting and trading company in Moscow, Russia from January 2002 to July 2006. He was a Vice President, Global Innovation and Development of InBev, formerly Interbrew, a publicly traded brewer in Belgium, from February 2003 to October 2004, and prior to that was with Coca-Cola in varying capacities between 1978 and 2001 (including President, Coca-Cola Russia/ Ukraine/ Belarus in Moscow, Russia).

William D. Zollars.  Trustee since June 2001

Mr. Zollars, 59, has been Chairman, President and Chief Executive Officer of YRC Worldwide Inc. (YRC) (formerly Yellow Roadway Corporation), a holding company specializing in the transportation of industrial, commercial, and retail goods, since 1999 and has been with YRC in varying capacities since 1996. He is a Director of CIGNA Corporation and Cerner Corporation.

Andrea M. Zulberti.  Trustee since May 2005

Ms. Zulberti, 55, retired in August 2003 as a Managing Director for Barclays Global Investors (BGI), one of the world’s leading investment management firms. Ms. Zulberti was with BGI in varying capacities since 1989 and was Head of Global Operations/Global Chief Administrative Officer from 2000 until her retirement.

CORPORATE GOVERNANCE

ProLogis remains committed to furthering meaningful corporate governance practices and maintaining a business environment of uncompromising integrity. We continue to implement this commitment through, among other things, our governance policies and compliance with the Sarbanes-Oxley Act of 2002 and the rules of the New York Stock Exchange (NYSE). Our board has formalized several policies, procedures and standards of corporate governance that are reflected in our governance guidelines. These governance guidelines, some of which we touch on below, can be viewed, together with any future changes, on our website at www.prologis.com.  In addition, copies of our governance guidelines can be obtained by any shareholder, free of charge, upon written request to Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239.

Trustee Independence.  We require that a majority of our board be independent in accordance with NYSE requirements. To determine whether a trustee is independent, the board must affirmatively determine that there is no direct or indirect material relationship between the company and the trustee. The board has determined that trustees Feinberg, Fotiades, Garvey, Jacobs, Steuert, Teixeira, Zollars, and Zulberti are independent. Our former trustee Kenneth N. Stensby, who retired in connection with the 2006 annual meeting, was independent through the time of his retirement. The board reached its decision after reviewing trustee questionnaires, considering transactions and relationships between us, our affiliates, members of our senior management and their affiliates, and each of the trustees, members of each trustee’s immediate family, and each trustee’s affiliates, and considering all other relevant facts and circumstances. The board has also determined that all members of the audit, management development and compensation, and board governance and nomination committees are independent in accordance with NYSE and SEC rules and that all members of the audit committee are financially literate.

Presiding Trustee.  Our outside trustees, meaning those trustees who are not officers or employees of ProLogis, meet in regular executive sessions without management being present. The chair of these executive sessions is the chairman of the board.

Communicating with Trustees.  You can communicate with any of the trustees, individually or as a group, by writing to them c/o Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239. All communications should prominently indicate on the outside of the envelope that they are intended for the full board, for outside trustees only, or for any particular group or member of the board. Each communication intended for the board and received by the secretary which is related to the operation of the company and is not otherwise commercial in nature will be forwarded to the specified party following its clearance through normal security procedures. The outside trustees will be advised of any communications that were excluded through normal security procedures and they will be made available to any outside trustee who wishes to review them.

Shareholder Recommended Nominees for Trustee.  The board governance and nomination committee considers shareholder recommended nominees for trustees and screens all potential candidates in the same manner regardless of the source of the recommendation. Recommended nominees should be submitted to the committee following the same requirements as shareholder proposals generally and, like all proposals, must satisfy, and will be subject to, our bylaws and applicable SEC, NYSE, and Maryland rules and regulations. Submittals should also contain a brief biographical sketch of the candidate, a document indicating the candidate’s willingness to serve if elected, and evidence of the nominating person’s share ownership. Shareholder recommendations for board candidates should be sent to the Board Governance and Nomination Committee, c/o Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239. For more information on procedures for submitting nominees, see “Additional Information — Shareholder Proposals for Inclusion in Next Year’s Proxy Statement” and “— Shareholder Nominations and other Shareholder Proposals for Presentation at Next Year’s Annual Meeting.” The committee reviews its recommendations with the board, which in turn selects the final nominees. The committee may look at a variety of factors in identifying potential candidates and may request interviews or additional information as it deems necessary. Our declaration of trust requires that our trustees be individuals who are at least 21 years old and not under any legal disability. There are no other minimum qualifications that the committee believes must be met by a nominee. In the course of identifying and evaluating candidates, the committee will sometimes retain executive search firms to identify candidates for the board who are then screened following the same procedures as all other candidates. In addition to shareholder nominees, the committee will consider candidates recommended by trustees, officers, third party search firms, employees, and others.

Code of Ethics and Business Conduct.  We have adopted a code of ethics and business conduct that applies to all employees and trustees entitled A Commitment to Excellence and Integrity which can be viewed on our website at www.prologis.com. In addition, copies of our code of ethics and business conduct can be obtained, free of charge, upon written request to Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239. Our code details the expected behavior of all employees in routinely applying our institutional and personal values of honesty, integrity, and fairness to everything we do at ProLogis. The code outlines in great detail the key principles of ethical conduct expected of ProLogis employees, officers, and trustees, including matters related to conflicts of interest, use of company resources, fair dealing, and financial reporting and disclosure. The code also establishes formal procedures for reporting illegal or unethical behavior to the ethics administrator. In addition, it permits employees to report on a confidential or anonymous basis if desired, any concerns about the company’s accounting, internal accounting controls, or auditing matters. Employees may contact the ethics administrator by e-mail, in writing to a special address, or to a toll-free telephone number. Any significant concerns are reported to the audit committee.

BOARD OF TRUSTEES AND COMMITTEES

Our board of trustees currently consists of twelve trustees, eight of whom are independent under the requirements of the NYSE listing rules. All of our current trustees are standing for re-election at the 2007 annual meeting of shareholders. The board held five meetings during 2006 and, except as otherwise provided below, all trustees attended 75% or more of the board meetings and meetings of the committees on which they served during the periods they served. Each trustee is expected to attend the annual meeting of shareholders absent cause, and all trustees attended the annual meeting last year.

The four standing committees of the board are an audit committee, an investment committee, a board governance and nomination committee, and a management development and compensation committee.

Audit Committee.  The members of the audit committee are trustees Steuert, who chairs the committee, Fotiades, Garvey, and Jacobs, each of whom is independent under the rules of the NYSE. This committee’s primary duties and responsibilities include: (i) selecting and overseeing our independent registered public accounting firm, and monitoring the quality and integrity of the accounting, auditing, and reporting practices of the company in general; (ii) approving audit and non-audit services provided to the company; (iii) monitoring our internal audit function, internal controls, and disclosure controls; and (iv) reviewing the adequacy of its charter on an annual basis. The board has determined that Mr. Steuert is qualified as an audit committee financial expert within the meaning of the SEC regulations. There were nine meetings of this committee in 2006 and its report appears under “Audit Committee Report.” The audit committee’s responsibilities are stated more fully in its charter which can be viewed, together with any future changes, on our website at www.prologis.com. In addition, copies of the charter can be obtained by any shareholder, free of charge, upon written request to Edward. S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239.

Investment Committee.  The members of the investment committee are trustees Feinberg, who chairs the committee, Fotiades, Rising, and Zulberti. This committee is responsible for approving certain significant acquisitions, dispositions, and other investment decisions of the company. This committee also approves annual total committed investment amounts by region based on our annual budget and reviews significant investment risk metrics. This committee makes regular reports to the board concerning its activities. There were ten meetings of this committee in 2006.

Board Governance and Nomination Committee.  The members of the board governance and nomination committee are trustees Fotiades, who chairs the committee, Garvey, Teixeira, and Zollars, each of whom is independent under the rules of the NYSE. The primary responsibilities of this committee, which we typically refer to as our governance committee, include: (i) reviewing potential board nominees and giving candidate recommendations to the board; (ii) assessing and making recommendations to the board on corporate governance matters and developing and recommending governance principles to the board; (iii) assisting with annual self-evaluations of the board and its committees and making recommendations to the board concerning committee appointments; and (iv) reviewing the adequacy of its charter on an annual basis. There were four meetings of this committee in 2006. The board governance and nomination committee’s responsibilities are stated more fully in its charter which can be viewed, together with any future changes, on our website at www.prologis.com. In addition, copies of the charter can be obtained by any shareholder, free of charge, upon written request to Edward. S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239.

Management Development and Compensation Committee.  The members of the management development and compensation committee, which we typically refer to as our “compensation committee,” are trustees Jacobs, who chairs the committee, Feinberg, Zollars, and Zulberti, each of whom is independent under the rules of the NYSE. The compensation committee is responsible for: (i) reviewing and recommending to the board corporate goals and objectives relative to the compensation of our chief executive officer; (ii) evaluating the chief executive’s performance in light of those goals and objectives, and recommending to the board the chief executive officer’s compensation level based on that evaluation; (iii) reviewing and recommending to the board the compensation of the senior officers of the company; (iv) making recommendations to the board on general compensation practices; (v) retaining a compensation consulting firm, including sole authority to approve the firm’s fees and other retention terms; (vi) reviewing and reassessing its charter on an annual basis; (vii) reviewing material regulatory and legal matters; (viii) ensuring reports are made to the board or in filings as required by the SEC and the NYSE; (ix) participating in succession planning for key executives; and (x) forming and delegating authority to subcommittees when deemed appropriate by the committee. The company’s chief executive officer also reports regularly to the compensation committee on the company’s management development activities. The compensation committee has retained the independent compensation consultant Frederic W. Cook & Co., Inc. to assist the committee in assessing our compensation programs for senior officers. The consultant does not advise management of the company, receives no compensation from the company other than for its work in advising the committee, and maintains no other economic relationships with the company. The compensation consultant conducts a comprehensive competitive review of the compensation program for the company’s senior officers, in terms of both structure and magnitude. The compensation committee uses the review to assist it in making compensation recommendations to the board. Our chief executive officer makes separate recommendations to the compensation committee concerning the form and amount of compensation for our senior officers (excluding his own compensation). Please see “Compensation Matters — Compensation Discussion and Analysis” for additional information about, and the processes and procedures for determining, executive officer compensation. There were six meetings of this committee in 2006 and its report appears under “Compensation Matters — Compensation Committee Report.” Mr. Zollars attended four of the six meetings. The compensation committee’s responsibilities are stated more fully in its charter which can be viewed, together with any future changes, on our website at www.prologis.com. In addition, copies of the charter can be obtained by any shareholder, free of charge, upon written request to Edward. S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, Colorado 80239.

Compensation Committee Interlocks and Insider Participation.  No member of the compensation committee: (i) was, during the year ended December 31, 2006, or had previously been, an officer or employee of the company or (ii) had any material interest in a transaction with the company or a business relationship with, or any indebtedness to, the company. No interlocking relationships existed during the year ended December 31, 2006, between any member of the board or the compensation committee and an executive officer of the company.

INFORMATION RELATING TO TRUSTEES, NOMINEES,
AND EXECUTIVE OFFICERS

•  Common Shares Beneficially Owned

The following table shows the number of our common shares beneficially owned, as of March 19, 2007, by each person known to us to be the beneficial owner of five percent or more, in the aggregate, of our outstanding common shares.

	Amount of Shares
Name and Address	Beneficially Owned	% of Shares

The Vanguard Group, Inc.(1)	16,914,954	6.6%
100 Vanguard Blvd. Malvern, PA 19355

Barclays Global Investors, NA(2)	14,094,836	5.5%
45 Fremont Street San Francisco, CA 94105

(1) Information regarding beneficial ownership of our common shares by The Vanguard Group, Inc. is included herein based on a Schedule 13G/A filed with the SEC on February 14, 2007. The Vanguard Group, Inc. has sole power to vote or to direct the vote with respect to 269,479 of the common shares reported and has sole dispositive power with respect to all of the common shares reported. The Vanguard Group, Inc. has represented that the common shares reported were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of ProLogis and were not acquired in connection with, or as a participant in, any transaction having such purpose or effect.

(2) Information regarding beneficial ownership of our common shares by Barclays Global Investors, NA and certain entities as a group is included herein based on a Schedule 13G filed with the SEC on January 23, 2007. Such report provides that: (i) Barclays Global Investors, NA has sole voting power with respect to 6,369,321 of such common shares and sole dispositive power with respect to 7,521,785 of such common shares; (ii) Barclays Global Fund Advisors has sole voting power with respect to 5,474,942 of such common shares and sole dispositive power with respect to 5,476,787 of such shares; (iii) Barclays Global Investors, Ltd has sole voting and dispositive power with respect to 742,200 of such common shares; (iv) Barclays Global Investors Japan Trust and Banking Company Limited has sole voting and dispositive power with respect to 244,898 of such common shares; and (v) Barclays Global Investors Japan Limited has sole voting and dispositive power with respect to 109,166 of such common shares. Such entities have represented that the common shares reported were acquired in the ordinary course of business and were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of ProLogis and were not acquired in connection with, or as a participant in, any transaction having such purpose or effect.

The following table shows the number of our common shares beneficially owned, as of March 19, 2007, by: (i) our chief executive officer; (ii) our chief financial officer; (iii) our other executive officers who are included in the Summary Compensation Table For Fiscal Year 2006 under “Compensation Matters — Summary Compensation Table For Fiscal Year 2006” (collectively with our chief executive officer and our chief financial officer, our “named executive officers”); (iv) each of our trustees; and (v) our trustees and executive officers as a group.

	Shares Beneficially Owned
	Shares Owned as	Shares That May
	of March 19,	Be Acquired by	Total Beneficial
Name(1)	2007(2)	May 18, 2007(3)	Ownership	% of Shares

Named Executive Officers:
Jeffrey H. Schwartz(4)	234,595	546,474	781,069		(5)
Walter C. Rakowich(6)	65,873	563,172	629,045		(5)
Ted R. Antenucci	535	20,239	20,774		(5)
Dessa M. Bokides(7)	543	103,969	104,512		(5)
Edward S. Nekritz	28,843	140,742	169,585		(5)
Trustees:
K. Dane Brooksher	204,512	1,815,033	2,019,545		(5)
Stephen L. Feinberg(8)	174,760	24,563	199,323		(5)
George L. Fotiades	9,840	14,118	23,958		(5)
Christine N. Garvey	17,349	11,023	28,372		(5)
Donald P. Jacobs(9)	8,466	34,563	43,029		(5)
Nelson C. Rising(10)	224,233	1,023	225,256		(5)
D. Michael Steuert	—	14,118	14,118		(5)
J. André Teixeira	11,932	25,563	37,495		(5)
William D. Zollars	—	14,118	14,118		(5)
Andrea M. Zulberti	—	11,023	11,023		(5)

All trustees and executive officers as a group (15 total)			4,321,222	1.69%

(1) The principal address of each person is: c/o ProLogis, 4545 Airport Way, Denver, Colorado 80239.

(2) This column includes common shares owned directly or indirectly, through contract, arrangement, understanding, or relationship, including vested common shares owned through our 401(k) Savings Plan and Trust (401(k) Plan). Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and investment power.

(3) This column includes common shares that may be acquired within 60 days through: (i) the exercise of vested nonvoting options to purchase our common shares and (ii) the conversion of vested non-voting equity awards granted to the named executive officer or trustee under our equity compensation plans associated with their employment with the us or their service on our board. Unless indicated otherwise, all interests are owned directly and the indicated person has sole voting and investment power.

(4) The common shares beneficially owned by Mr. Schwartz as of March 19, 2007 include 128,264 common shares which are issuable to him upon exchange of limited partnership units in two of our consolidated limited partnerships. Mr. Schwartz’s limited partnership interests are explained further below under “ — Certain Relationships and Related Transactions.” Mr. Schwartz has pledged these 128,264 limited partnership units as security.

(5) The percent is less than 1% of the total common shares outstanding as of March 19,2007.

(6) The common shares beneficially owned by Mr. Rakowich as of March 19, 2007 include: (i) 59,162 common shares held in a trust for Mr. Rakowich’s family of which he is a beneficiary; (ii) 872 common shares owned by his children; and (iii) 504 common shares held in a trust in which Mr. Rakowich is trustee and for which he disclaims beneficial ownership.

(7) The common shares that may be acquired by May 18, 2007 by Ms. Bokides include 88,686 common shares that she may acquire as of March 31, 2007, the effective date of her resignation as our chief financial officer. The terms of the March 18, 2007 agreement with Ms. Bokides relating to her resignation are described below under “Compensation Matters — Potential Payments upon Termination or Change in Control.”

(8) The common shares beneficially owned by Mr. Feinberg as of March 19, 2007 include: (i) 50,000 common shares owned by Dorsar Partners, LP of which Mr. Feinberg may be deemed to share voting and investment power; (ii) 40,000 common shares owned by Dorsar Investment Company of which Mr. Feinberg may be deemed to share voting and investment power; and (iii) 12,000 common shares in two trusts, one in which Mr. Feinberg is a beneficiary and one in which he is trustee and a relative is the beneficiary. Mr. Feinberg has pledged as security 156,480 of the common shares beneficially owned by him.

(9) The common shares beneficially owned by Mr. Jacobs as of March 19, 2007 include 300 common shares held by Mr. Jacobs’s adult son, of which Mr. Jacobs disclaims beneficial ownership.

(10) The common shares beneficially owned by Mr. Rising as of March 19, 2007 include 8,793 shares held by the Rising Family Foundation, a non-profit charitable foundation of which Mr. Rising and his wife are the sole directors.

•  Certain Relationships and Related Transactions

In 1993 and 1994, respectively, we acquired two industrial real estate portfolios from entities in which Irving F. Lyons, III and Mr. Schwartz, respectively, were owners and principal officers. These transactions were negotiated at arm’s length before either person was affiliated with us. As a result of these transactions, Mr. Lyons and Mr. Schwartz, through entities in which they have an ownership interest or individually, acquired ownership interests and became limited partners in certain of our limited partnerships that were formed to own the real estate assets of such portfolios. Mr. Lyons retired as our chief investment officer in December 2004 and as vice chairman of our board in May 2006.

Mr. Lyons has an ownership interest in an entity that has a direct ownership interest in ProLogis Limited Partnership-I. Mr. Lyons’s indirect ownership interest is 3.03% as of December 31, 2006 (equal to 436,471 units which are exchangeable for 436,471 of our common shares). This interest is valued at $26.5 million based on the closing price of our common shares as of December 31, 2006. ProLogis Limited Partnership-I has a $31.0 million secured loan with a third-party lender. Mr. Lyons and the other two limited partners of ProLogis Limited Partnership — I entered into an agreement in 2003 to guarantee up to $25.0 million of this secured loan. The guaranty was not required by the third-party lender or us, nor does it affect us, but was entered into for reasons personal to Mr. Lyons.

Mr. Schwartz has direct ownership interests in ProLogis Limited Partnership-III and ProLogis Limited Partnership-IV of 5.01% and 1.02%, respectively, as of December 31, 2006 (equal to 78,678 units, which are exchangeable for 78,678 of our common shares, and 49,587 units which are exchangeable for 49,587 of our common shares, respectively). These interests are valued at $4.8 million (ProLogis Limited Partnership-III) and $3.0 million (ProLogis Limited Partnership-IV) based on the closing price of our common shares as of December 31, 2006. ProLogis Limited Partnership-IV has a $4.0 million secured loan with us. Mr. Schwartz entered into an agreement in 2003 to guarantee $0.2 million of this secured loan. The guaranty was not required by us, nor does it affect us, but was entered into for reasons personal to Mr. Schwartz.

Related Parties Transaction Policy.  We recognize that transactions between us and related parties can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than our best interests and the best interests of our shareholders. Related parties may include our trustees, executives, significant shareholders, and immediate family members and affiliates of such persons.

Several provisions of our code of ethics and business conduct are intended to help us avoid the conflicts and other issues that may arise in transactions between us and related parties, including the following:

•	employees will not engage in conduct or activity that may raise questions as to the company’s honesty, impartiality, or reputation or otherwise cause embarrassment to the company;

•	employees shall not hold financial interests that conflict with or leave the appearance of conflicting with the performance of their duties;

•	employees shall act impartially and not give undue preferential treatment to any private organization or individual; and

•	employees should avoid actual conflicts or the appearance of conflicts of interest.

Our code may be amended, modified, or waived by our board or our governance and nomination committee, subject to the disclosure requirements and other provisions of the rules and regulations of the SEC and the NYSE. We have never waived the application of our code and have no intention to do so.

In addition, our declaration of trust provides that any transaction between the company and any trustee or any affiliates of any trustee must be approved by a majority of the trustees not interested in the transaction. And, our written governance guidelines state that one of the primary responsibilities of our board is to review the adequacy of the company’s systems for safeguarding the company’s assets.

Although we do not have detailed written procedures concerning the waiver of the application of our code of ethics and business conduct or the review and approval of transactions with trustees or their affiliates, our trustees consider all relevant facts and circumstances in considering any such waiver or review and approval, including:

•	whether the transaction is in, or not inconsistent with, the best interests of the company and its shareholders;

•	the terms of the transaction and the terms of similar transactions available to unrelated parties or employees generally;

•	the availability of other sources for comparable products or services;

•	the benefits to the company;

•	the impact on the trustee’s independence if the transaction is with a trustee or an affiliate of a trustee; and

•	the possibility that the transaction may raise questions about the company’s honesty, impartiality, or reputation.

COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis explains the material elements of the 2006 compensation of our named executive officers.

•	Executive Officer Compensation Philosophy

Our compensation philosophy is to reward superior company and executive performance and to attract and retain highly competent executives upon whose judgment, initiative, leadership, and continued efforts our success depends. Our compensation committee reviews and recommends all executive officer compensation policies. Our compensation committee also evaluates the effectiveness of our executive officer compensation programs in hiring, motivating, and retaining key employees and in creating long-term shareholder value. The policies and programs are primarily designed to:

•	provide executives with fair, reasonable, and competitive compensation, with a significant portion of total compensation at risk, tied to the performance of the company and the individual executive officer;

•	align the interests of executive officers with the interests of long-term shareholders by providing our executive officers an equity stake in the company; and

•	achieve these goals through salary and bonus, share options, restricted share units, and contingent performance shares.

All grants of share options, restricted share units, and contingent performance shares in 2006 were made under the ProLogis 2006 Long-Term Incentive Plan, which our shareholders approved in 2006. Each component is discussed in greater detail below, along with other arrangements used to reward, create incentives for, and retain our executive officers.

•	Compensation Elements for Executive Officers

The basic elements of our compensation approach are:

Salary and Bonus.  Salary is paid for ongoing individual performance throughout the year and we generally pay salary at mid-market levels for similarly situated executives, as confirmed by our independent compensation consultant Frederic W. Cook & Co., Inc. Cash bonuses, paid in January for prior year performance, are also generally targeted at mid-market levels, however, the actual bonuses are ultimately based on both individual and company performance for the year.

Equity Awards Generally.  Share options and other equity awards were awarded in 2006 at the board’s regularly scheduled meeting in December. Equity awards have traditionally been awarded in connection with the determination of overall compensation for our executive officers near the end of our fiscal year. In connection with the hiring of new executive officers (as was the case with Ms. Bokides’s hiring in late 2005), we may grant equity awards earlier in the year in order to attract the executive to the company. In addition, we may consider the issuance of equity awards earlier in the year in order to reward individual performance or to retain the services of an executive (as was the case with the award of certain restricted share units and contingent performance shares awarded to Mr. Antennuci in connection with the amendment of his employment agreement in May 2006).

Share Options.  We believe that options to purchase our common shares are an effective incentive for executive officers and other key employees in performance and retention, and they promote a close identity of interests between the executives and the shareholders. The executive or employee benefits only when our common share price rises and if the executive remains employed during the vesting period. Generally, our share option awards vest ratably over four years. Share options are granted with an exercise price equal to the closing price of our common shares on the grant date. The exercise price for any outstanding share option may not be decreased after the date of grant except for reductions approved by our shareholders and for adjustments relating to an overall adjustment of shares.

Restricted Share Units (RSUs).  We grant RSUs to executive officers and other key employees. Each unit is equal to one common share and the awards generally vest ratably over four years (or longer in connection with the award of certain RSUs to Mr. Antennuci in connection with the amendment of his employment agreement in May 2006). RSUs provide further incentive to achieve long-range goals consistent with the interests of our shareholders. RSUs also encourage continued service because unvested RSUs are forfeited if the executive’s or employee’s service with the company is terminated. Dividend equivalent units are awarded with RSUs and vest under the same criteria as the underlying RSU.

Contingent Performance Shares (CPSs).  We grant CPSs (a type of long-term equity incentive compensation) to executive officers and other key employees because, like share options and RSUs, we believe they promote a close identity of longer-term interests between executive officers and shareholders by compensating executive officers based on the company’s performance. The company’s performance over a performance period, generally three years, is measured by comparing our total shareholder return to the fifty largest (by market capitalization) equity real estate investment trusts listed in the National Association of Real Estate Investment Trust’s published index as of the beginning of the performance period. Each award is equal to between zero and two common shares, based upon such performance. Each award vests, if earned, at the end of the performance period that generally begins on January 1st following the December award date. Mr. Antennuci’s amended employment agreement provides him with certain CPSs that have a longer performance period that is measured from May 2006. CPSs also encourage continued service because CPSs are forfeited if the executive or employee leaves the company before the award is earned and vests. Dividend equivalent units are awarded with CPSs and are earned and vest under the same criteria as the underlying CPSs.

Performance Share Awards (PSAs).  We granted PSAs to executive officers and other key employees in the past. Each award was equal to one common share. PSAs were earned based upon certain specified performance criteria, established in advance, for each executive and employee eligible for the grant. PSAs are forfeited if the executive or employee leaves the company before the completion of a two-year vesting period, thus encouraging continued service. Dividend equivalent units are awarded with PSAs and are earned and vest under the same criteria as the underlying PSAs. The last PSAs awarded were earned on December 31, 2005 and will vest on December 31, 2007.

Dividend Equivalent Units (DEUs).  RSUs, CPSs, and PSAs earn DEUs on December 31st of each year that the award is outstanding. DEUs are awarded in the form of common shares at the rate of one common share per DEU. DEUs are accrued based on our annual common share distribution rate and are earned and/or vest under the same terms as the underlying award.

Other types of executive officer compensation and related arrangements include:

•	Nonqualified Savings Plan (NSP) and Other Deferrals. The NSP is a nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code of 1986, as amended, that provides executives and certain other employees with a tax advantaged opportunity to save money to meet their retirement income needs. The NSP works in tandem with our 401(k) Plan by allowing participants to defer the receipt and income taxation of a portion of their compensation in excess of the amount permitted under our 401(k) Plan. Deferrals to the NSP and the earnings on the deferrals are not subject to federal income taxes until distribution. In general, funds deferred under the NSP become available to the participant upon his or her termination of employment. The value of a participant’s account under the NSP is determined by the performance of an array of hypothetical investment funds that mirror the investment funds available to participants in our 401(k) Plan. In addition, certain executives may defer the receipt of share awards (RSUs, CPSs, and DEUs) in accordance with the terms and conditions established by the compensation committee under our 2006 Long-Term Incentive Plan. In connection with the merger with Catellus in 2005, we assumed, with respect to former Catellus employees (including Mr. Antenucci), the nonqualified deferred compensation plan in which such employees participated before the merger. More information concerning the NSP, certain differences between the NSP and the assumed Catellus plan, and the deferral of equity compensation is provided below under “ — Nonqualified Deferred Compensation for Fiscal Year 2006.”

•	Change in Control Arrangements. We have entered into a change in control agreement, or executive protection agreement, with each of our named executive officers in order to assure us of the continuity of the executive’s services in the event of a change in control of the company. These agreements are also intended to provide a fair and reasonable severance to executives that are terminated in connection with a change in control. In addition, equity awards under our 2006 Long-Term Incentive Plan provide that if a change in control occurs and, subject to certain conditions, the executive is terminated other than for cause or the incentive plan is terminated, all unvested options become immediately exercisable and other unvested awards become fully vested. More information concerning the change in control arrangements is provided below under “ — Potential Payments Upon Termination or Change in Control.”

•	Employment Agreement with Mr. Antenucci. In connection with our merger with Catellus in 2005, we entered into an employment agreement with Mr. Antenucci in order to assure us of the continuity of his services. This agreement was amended and restated in May 2006 to further assure the continuity of his services. The agreement concerns, among other things, compensation payable to Mr. Antenucci. The agreement is described in more detail below under “ — Grants of Plan-Based Awards for Fiscal 2006 — Narrative Discussion to the Summary Compensation Table for Fiscal Year 2006 and the Grants of Plan-Based Awards for Fiscal Year 2006 Table” and under “ — Potential Payments Upon Termination or Change in Control.”

•	Perquisites and Relocation Benefits. In order to attract and retain highly qualified individuals for key positions, we occasionally provide our executive officers with perquisites and other personal benefits that are consistent with our compensation philosophy. In connection with the hiring of Ms. Bokides as chief financial officer and her relocation to our headquarters in Colorado, we agreed, consistent with our relocation policy, to provide certain assistance in connection with her move and the sale of her home. These arrangements were entered into in order to encourage Ms. Bokides to accept employment with us, to facilitate her move to Colorado, and to allow her to be more immediately effective in her role with us.

These benefits are described in more detail below in the footnotes to the Summary Compensation Table For Fiscal Year 2006.

•	Share Ownership Guidelines. We have adopted share ownership guidelines for our trustees and senior management in order to further promote a close identity of longer-term interests between them and our shareholders. The guideline for our chief executive officer is a market value of common share ownership of five times his base salary. The guideline for our president is a market value of common share ownership of four times his base salary. The guideline for our other named executive officers is a market value of common share ownership of three times his or her base salary. Shares included under these guidelines include common shares owned outright, vested RSUs, CPSs, PSAs, and DEUs, limited partnership units, vested common shares in our 401(k) Plan, and common shares acquired through our employee share purchase plan. Each officer has three years from the adoption of the guidelines or the date on which they become an executive officer to comply with the guidelines. Upon exercise of share options and distributions of equity awards, shares must be retained until such time as the ownership guidelines have been met, and common shares must be held at a level to ensure continuing compliance with the guidelines. Our board recently adopted a policy prohibiting our executive officers from hedging the economic risk associated with common shares held in compliance with our share ownership guidelines.

•	Recovery of Awards Policy. Our board recently adopted a policy for, in appropriate cases, adjusting or recovering awards or amounts paid to executive officers in the event that the performance measures upon which the award or amounts paid are based are restated in a manner that would reduce the size of the award or payment if the relevant officer engaged in intentional misconduct that caused or partially caused the need for the restatement.

•	How Executive Pay Levels are Determined

The compensation committee is responsible for, among other things, reviewing the performance of our chief executive officer and recommending to the board the compensation of our executive officers.

In determining the appropriate forms of compensation payable to our executive officers, the compensation committee believes that as an executive’s level of responsibility increases, a greater portion of total annual compensation should consist of long-term equity incentive compensation and a lesser portion consisting of their salary and cash bonus. The compensation committee believes that this structure promotes a close identity of longer-term interests between executive officers and shareholders and also creates the potential for greater variability in the individual’s compensation level from year to year. Cash compensation is typically paid at mid-market levels with cash bonuses ultimately based on both individual and company performance. Equity incentive compensation can be above or below median levels depending on company and individual performance. In general, the actual amount of equity incentive compensation payable to our executive officers reflects market practices (as confirmed by our compensation consultant), as well as each executive’s role and relative impact on business results consistent with our variable pay-for-performance (both individual and company) philosophy. The allocation of equity incentive compensation between share options, RSUs, and CPSs is approximately one-third each based on the compensation committee’s belief that this mix promotes the objectives of long-term shareholder value creation and executive officer retention.

Executive compensation for 2006 was determined after the compensation committee reviewed and assessed, among other things, the following:

•	the nature and scope of each executive officer’s responsibilities;

•	the effectiveness of each individual executive officer and such officers as a group in enhancing the long-term interests of our shareholders;

•	our financial and operating performance;

•	the success of the executive officer within his or her primary areas of responsibility; and

•	the executive officer’s demonstrated focus on promoting integrity within the company.

Significant financial and operating achievements considered by the compensation committee in setting compensation policies and awards in 2006 included:

•	a significant increase in funds from operations;

•	record earnings level;

•	the completion of the initial public offering of ProLogis European Properties;

•	the creation of the ProLogis North American Industrial Fund;

•	a record leasing year in terms of total square feet leased;

•	significant revenue growth;

•	significant growth of assets owned and under management;

•	the growth of our portfolio of assets owned and under management in Japan to over $3 billion;

•	the expansion into new markets in China;

•	the expansion of our business into Mexico City and Guadalajara;

•	the initiation of market-leading sustainability initiatives;

•	the commencement of development of a record $2.54 billion of new properties;

•	the completion of $1.65 billion of unsecured debt transactions in the public markets;

•	the significant increase in our multi-currency global borrowing capacity;

•	an increase in our common share distribution for the thirteenth consecutive year; and

•	the receipt of several significant industry awards.

The compensation committee also retained the independent compensation consultant Frederic W. Cook & Co., Inc. to assist the committee in assessing our compensation programs for our executive and senior officers. The compensation consultant conducted a comprehensive competitive review of the compensation program for these officers, in terms of both structure and magnitude. Comparisons were made against a group of public real estate investment trusts that compete with us for investor capital, business, and executive talent (including the services of our named executive officers). Our compensation committee regularly evaluates the appropriate companies to include in the comparison group as our business evolves and the competition for talent changes. In addition, the compensation consultant prepared an analysis of our financial performance (including financial data such as one- and three-year total shareholder returns, funds from operations per share growth, and return on invested capital) on a stand-alone basis and as compared to the comparison group of companies for use by the compensation committee in setting compensation awards and policies in 2006. The 2006 comparison group companies consisted of AMB Property Corporation, Apartment Investment & Management Company, Archstone-Smith Trust, AvalonBay Communities, Inc., Boston Properties, Inc., Developers Diversified Realty Corporation, Duke Realty Corporation, Equity Office Properties Trust, Equity Residential, Host Hotels & Resorts Inc., Kimco Realty Corporation, The Macerich Company, Plum Creek Timber Company, Inc., Simon Property Group Inc., and Vornado Realty Trust. The independent compensation consultant, on behalf of the compensation committee, also worked with management to review the amount of each element of compensation of executive and senior officers. Furthermore, the independent compensation consultant advised the compensation committee on the design of the compensation program for outside trustees.

In addition, the compensation committee reviewed and discussed our chief executive officer’s recommendations concerning compensation (excluding his own compensation) and his opinions concerning the performance of the company and our executive and senior officers (excluding his own performance).

After reviewing and discussing the consultant’s findings and the other factors described above, the compensation committee prepared compensation recommendations for each executive officer and other senior officers and concluded that our executive compensation packages are fair and reasonable. Our board subsequently reviewed and discussed those compensation recommendations and approved the compensation payable to each named executive officer.

COMPENSATION COMMITTEE REPORT

We, the members of the management development and compensation committee of the board of trustees of ProLogis, have reviewed and discussed the Compensation Discussion and Analysis set forth above with the management of the company, and, based on such review and discussion, have recommended to the board of trustees that the Compensation Discussion and Analysis be included in this proxy statement and, through incorporation by reference from this proxy statement, the company’s Annual Report on Form 10-K for the year ended December 31, 2006.

Management Development and Compensation Committee:

Donald P. Jacobs (Chair)
Stephen L. Feinberg
William D. Zollars
Andrea M. Zulberti

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2006*

										All
Name and						Stock		Option		Other
Principal		Salary		Bonus		Awards		Awards		Compensation		Total
Position	Year	($)		($)		($)		($)		($)		($)
(a)	(b)	(c)		(d)		(e)		(f)		(i)		(j)
Jeffrey H. Schwartz	2006	$675,000	(1)	$1,350,000	(1)	$1,985,950	(2)	$630,160	(3)	$38,168	(4)(5)	$4,679,278
Chief Executive Officer
Walter C. Rakowich	2006	$600,000	(1)	$1,200,000	(1)	$1,682,887	(2)	$520,742	(3)	$10,632	(4)(6)	$4,014,261
President and Chief Operating Officer
Ted R. Antenucci	2006	$552,346	(1)	$1,200,000	(1)	$2,012,968	(2)	$138,247	(3)	$136,579	(7)	$4,040,140
President of Global Development
Dessa M. Bokides**	2006	$470,000	(1)	$525,000	(1)	$621,595	(2)	$94,141	(3)	$626,392	(4)(8)	$2,337,128
Chief Financial Officer
Edward S. Nekritz	2006	$350,000	(1)	$225,000	(1)	$574,541	(2)	$104,918	(3)	$9,245	(4)(9)	$1,263,704
General Counsel and Secretary

* Columns (g) and (h) have been omitted from this table because they are not applicable.

** Ms. Bokides resigned as our chief financial officer effective March 31, 2007. The terms of the March 18, 2007 agreement with Ms. Bokides relating to her resignation are described below under “— Potential Payments upon Termination or Change in Control.”

(1) The bonuses earned in 2006 were paid in January 2007. The amounts presented in columns (c) and (d) include the amount, if any, of the named executive officer’s salary, and bonus for which payment was deferred at their election under our 401(k) Plan or our NSP. Of the amounts in column (c), each of the named executive officers deferred $13,200 under the 401(k) Plan and Mr. Nekritz deferred $70,000 under the NSP. Of the amounts in column (d), Mr. Nekritz deferred $67,500 under the NSP.

(2) The amounts in column (e) represent the compensation expense that we recognized in 2006 associated with each of the named executive officer’s outstanding PSAs, CPSs and RSUs. PSAs, all of which were earned as of December 31, 2005, are valued at the market price of our common shares on the date they were earned. CPSs are valued using the Monte Carlo pricing model described below. RSUs are valued at the market price of our common shares on the date of grant. The market price represents either the closing price or the average of the high and low trading prices, depending on the date of grant.

•	For Mr. Schwartz, the compensation expense is associated with 48,000 PSAs (values of $43.33 and $46.70 per share); 21,229 CPSs (each with a value of $52.77 per share); and 56,229 RSUs (values of $32.09 and $45.46 per unit).

•	For Mr. Rakowich, the compensation expense is associated with 45,000 PSAs (values of $43.33 and $46.70 per share); 14,567 CPSs (each with a value of $52.77 per share); and 44,567 RSUs (values of $32.09 and $45.46 per unit).

•	For Mr. Antenucci, the compensation expense is associated with 16,000 PSAs (each with a value of $46.70 per share); 66,000 CPSs (values ranging from $52.77 to $57.49 per share); and 150,000 RSUs (each with a value of $49.60 per unit).

•	For Ms. Bokides, the compensation expense is associated with 9,500 PSAs (each with a value of $46.70 per share); 4,098 CPSs (each with a value of $52.77 per share); and 30,126 RSUs (values ranging from $43.57 to $54.51 per unit).

•	For Mr. Nekritz, the compensation expense is associated with 10,500 PSAs (with values of $43.33 and $46.70 per share); 3,845 CPSs (each with a value of $52.77 per share); and 28,845 RSUs (each with a value of $45.46 per unit).

Using the Monte Carlo pricing model, historical common share prices for us and the other fifty real estate investment trusts over a three-year look back period were utilized to generate volatility rates and to measure the correlation in the pattern of returns between the entities. Other inputs to the model include the risk-free interest rate and the length of the performance period. Utilizing these inputs, the total shareholder returns at the end of the performance period for us and the fifty comparison entities were simulated and our ranking in relation to the other entities was used to determine the projected amount of CPSs that will be awarded and the value of the CPSs upon issuance. The Monte Carlo model generates a factor that is scaled to the market price of our common shares on the date of grant thereby generating the fair value of the award. A factor of 1.13 was computed for CPSs granted in December 2005 with a performance period ending on December 31, 2008 and CPSs granted in May 2006 with a performance period ending on December 31, 2009 (using a risk-free interest rate of 5.10% and a look back period ending in November 2005). A factor of 1.159 was computed for CPSs granted in May 2006 with a performance period ending on December 31, 2010 (using a risk-free interest rate of 5.10% and a look back period ending in April 2006).

(3) The amounts in column (f) represent the compensation expense that we recognized in 2006 associated with each of the named executive officer’s outstanding options to purchase our common shares. We value the options using the Black-Scholes pricing model.

•	For Mr. Schwartz, the compensation expense is associated with 491,604 options with Black-Scholes fair values ranging from $2.47 to $7.49 per option.

•	For Mr. Rakowich, the compensation expense is associated with 420,912 options with Black-Scholes fair values ranging from $2.47 to $7.49 per option.

•	For Mr. Antenucci, the compensation expense is associated with 80,000 options, each with a Black-Scholes fair value of $6.92 per option.

•	For Ms. Bokides, the compensation expense is associated with 53,110 options with Black-Scholes fair values of $6.65 and $7.49 per option.

•	For Mr. Nekritz, the compensation expense is associated with 86,377 options with Black-Scholes fair values ranging from $2.47 to $7.49 per option.

Options to purchase our common shares that were expensed in 2006 were granted in 2002, 2003, 2004, and 2005. The assumptions used in the Black-Scholes model to determine the fair values for each of these years were as follows:

•	2005: Fair values ranging from $6.65 to $7.49 per option for options granted in September 2005 and December 2005, respectively, computed using an average risk-free interest rate of 4.33%, an average dividend yield of 3.92%, an average volatility rate of 20.33%, and a weighted average option life of 5.9 years.

•	2004: Fair value of $5.09 per option for options granted in September 2004 computed using a risk-free interest rate of 3.82%, a dividend yield of 4.27%, a volatility rate of 20.52%, and a weighted average option life of 6.25 years.

•	2003: Fair value of $4.21 per option for options granted in September 2003 computed using a risk-free interest rate of 3.53%, a dividend yield of 4.18%, a volatility rate of 20.14%, and a weighted average option life of 6.25 years.

•	2002: Fair value of $2.47 per option for options granted in September 2002 computed using a risk-free interest rate of 3.04%, a dividend yield of 5.68%, a volatility rate of 20.55%, and a weighted average option life of 6.25 years; in addition, Mr. Schwartz was granted 25,000 options in March 2002 that had a fair value of $2.67 per option computed using a risk-free interest rate of 5.09%, a dividend yield of 6.19%, a volatility rate of 20.18%, and a weighted average option life of 6.25 years.

(4) The aggregate incremental cost to us associated with perquisites or personal benefits received by the named executive officer in 2006 was less than $10,000.

(5) Other compensation paid to Mr. Schwartz in column (i) consists of: (i) employer matching contributions under our 401(k) Plan of $6,600; (ii) stock in one of our subsidiaries (valued at $1,000) that we granted to Mr. Schwartz to enable our subsidiary to meet the ownership requirements for a real estate investment trust and a related tax offset payment of $698; (iii) the cost of life and accidental death and dismemberment insurance of $2,334; and (iv) relocation benefits of $27,190 and a related tax offset payment of $346.

(6) Other compensation paid to Mr. Rakowich in column (i) consists of: (i) employer matching contributions under our 401(k) Plan of $6,600; (ii) stock in one of our subsidiaries (valued at $1,000) that we granted to Mr. Rakowich to enable our subsidiary to meet the ownership requirements for a real estate investment trust and a related tax offset payment of $698; and (iii) the cost of life and accidental death and dismemberment insurance of $2,334.

(7) Other compensation paid to Mr. Antenucci in column (i) consists of: (i) employer matching contributions under our 401(k) Plan of $6,600 and a one-time employer matching contribution under Mr. Antenucci’s non-qualified deferred compensation plan with Catellus of $68,843 (the Catellus plan was assumed by us upon our merger with Catellus in 2005); (ii) stock in one of our subsidiaries (valued at $1,000) that we granted to Mr. Antenucci to enable our subsidiary to meet the ownership requirements for a real estate investment trust and a related tax offset payment of $451; (iii) the cost of life and accidental death and dismemberment insurance of $2,334; (iv) a lump-sum payment of $40,005 associated with unused vacation benefits earned by Mr. Antenucci during his employment with Catellus prior to the 2005 merger; and (v) perquisites of $17,346 comprised of airline travel club memberships, a car allowance (benefit was discontinued in May 2006), golf and fitness club memberships (benefit was discontinued in May 2006), and income tax consulting and 2005 income tax return preparation services (one-time benefit provided due to the tax impacts of the Catellus merger).

(8) Other compensation paid to Ms. Bokides in column (i) consists of: (i) employer matching contributions under our 401(k) Plan of $6,600; (ii) stock in one of our subsidiaries (valued at $1,000) that we granted to Ms. Bokides to enable our subsidiary to meet the ownership requirements for a real estate investment trust and a related tax offset payment of $451; (iii) the cost of life and accidental death and dismemberment insurance of $1,923; (iv) relocation benefits of $175,104 and a related tax offset payment of $84,299; and (v) additional relocation benefits of $357,015, as described below.

Under Ms. Bokides’s relocation arrangement with us, a relocation firm employed by us purchased Ms. Bokides’s residence in Connecticut directly from her for $5,000,000 and is marketing the home for resale at that price. The purchase price was set at the average value based on two independent appraisals of the home. The amount in column (i) includes $357,015 representing our estimate of the closing costs, sales commissions and transfer taxes that will ultimately be costs to us related to the transaction with the relocation firm. The actual cost to us may differ from this estimate. In addition, we incurred costs of $44,262 in 2006, and expect to incur additional costs in 2007, associated with the relocation firm’s ownership of the home, primarily utilities, security, and property taxes and we bear the market risk associated with the sale of the home. We do not consider the additional costs of $44,262 to be compensation to Ms. Bokides and have not included such costs in the Summary Compensation Table for Fiscal Year 2006.

(9) Other compensation paid to Mr. Nekritz in column (i) consists of: (i) employer matching contributions under our 401(k) Plan of $6,600; (ii) stock in one of our subsidiaries (valued at $1,000) that we granted to Mr. Nekritz to enable our subsidiary to meet the ownership requirements of a real estate investment trust and a related tax offset payment of $451; and (iii) the cost of life and accidental death and dismemberment insurance of $1,194.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2006*

					All Other	All Other
					Stock Awards:	Option Awards:
		Estimated Future Payouts Under			Number of	Number of
		Equity Incentive Plan Awards			Shares	Securities	Exercise or
					of Stock	Underlying	Base Price of	Grant Date
	Grant	Threshold	Target	Maximum	or Units	Options	Option Awards	Fair Value
Name	Date	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
(a)	(b)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey H. Schwartz	12/21/06	—	30,843	61,686				$2,088,380(1)
	12/21/06				30,843			$1,848,113(2)
	12/21/06					177,364	$59.92	$1,848,133(3)
Walter C. Rakowich	12/21/06	—	13,059	26,118				$884,225(1)
	12/21/06				13,059			$782,495(2)
	12/21/06					75,100	$59.92	$782,542(3)
Ted R. Antenucci	5/26/06	—	50,000	100,000				$2,838,500(4)
	5/26/06				150,000			$7,440,000(5)
	12/21/06	—	6,668	13,336				$451,490(1)
	12/21/06				6,668			$399,547(2)
	12/21/06					38,349	$59.92	$399,597(3)
Dessa M. Bokides**	3/15/06				3,528			$192,311(6)
	12/21/06	—	3,334	6,668				$225,745(1)
	12/21/06				3,334			$199,773(2)
	12/21/06					19,174	$59.92	$199,793(3)
Edward S. Nekritz	12/21/06	—	3,056	6,112				$206,922(1)
	12/21/06				3,056			$183,116(2)
	12/21/06					17,576	$59.92	$183,142(3)

* Columns (c), (d), and (e) have been omitted from this table because they are not applicable.

** Ms. Bokides resigned as our chief financial officer effective March 31, 2007. The terms of the March 18, 2007 agreement with Ms. Bokides relating to her resignation are described below under “— Potential Payments upon Termination or Change in Control.”

(1) Represents CPSs that were granted as part of the named executive officer’s 2006 annual equity compensation award that will generally be earned by the named executive officer should: (i) our common shares meet certain specified performance criteria over a three-year performance period beginning on January 1, 2007 and ending on December 31, 2009 (as more fully described in “— Compensation Discussion and Analysis”) and (ii) the named executive officer is in our employ as of December 31, 2009. A target award has been established for each named executive officer (column (g)). The named executive officer can earn: (i) a maximum award of two times the amount of the target award (column (h)); (ii) a minimum (threshold) award of zero (column (f)); or (iii) an award ranging between the minimum and maximum amounts. The CPSs accrue DEUs over the performance period which will be earned based on the same criteria as the underlying CPSs. The value in column (l) is based on the Monte Carlo pricing model that has generated a value of $67.71 per share, which is equal to the closing price of our common shares on the date of grant scaled by a factor of 1.13 (using a risk-free interest rate of 4.64% and a look back period ending in December 2006). The Monte Carlo pricing model is discussed in the footnotes to the Summary Compensation Table for Fiscal Year 2006. Because Ms. Bokides resigned as our chief financial officer effective March 31, 2007, none of her 3,334 CPSs can be earned. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(2) Represents RSUs that were granted as part of the named executive officer’s 2006 annual equity compensation award that were earned as of the date of grant but will generally vest over a four-year continued employment or vesting period. The RSUs accrue DEUs over the vesting period which will vest under the same criteria as the underlying RSUs. On each of December 21, 2007, 2008, 2009, and 2010, the named executive officer will vest in 25% of the RSUs shown in column (i) and the associated accrued DEUs, provided that the named executive officer is in our employ on each date. The value in column (l) is based on the closing price of our common shares on the date of grant of $59.92 per share. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, 834 of her unvested RSUs will vest as of March 31, 2007, the date of her resignation as our chief financial officer. Ms. Bokides’s remaining 2,500 RSUs will be forfeited as of March 31, 2007. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(3) Represents options to purchase our common shares that were granted as part of the named executive officer’s 2006 annual equity compensation award that were earned as of the date of grant but will generally become exercisable over a four-year continued employment or vesting period. The options do not accrue DEUs. On each of December 21, 2007, 2008, 2009, and 2010, 25% of the options shown in column (j) will vest and become exercisable, provided that the named executive officer is in our employ on each date. We value the options using the Black-Scholes pricing model. The value in column (1) is based on a Black-Scholes fair value of $10.42 per option that was computed using the following assumptions: a risk-free interest rate of 4.50%, a dividend yield of 3.40%, a volatility rate of 19.43%, and a weighted average option life of 5.8 years. Under the terms of the agreement with Ms. Bokides dated

March 18, 2007, 4,794 of her options will vest and become exercisable as of March 31, 2007, the date of her resignation as our chief financial officer. Ms. Bokides’s remaining 14,380 options will be forfeited as of March 31, 2007. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(4) Mr. Antenucci was granted a target amount of 50,000 CPSs (column (g)) under his employment agreement with us dated as of May 26, 2006. Mr. Antenucci will earn the CPSs should: (i) our common shares meet certain specified performance criteria over performance periods that begin on May 26, 2006 and continue through December 31, 2009 with respect to 25,000 CPSs and through December 31, 2010 with respect to 25,000 CPSs and (ii) he be in our employ as of the end of the applicable performance period.

 Mr. Antenucci can earn: (i) a maximum award of two times the amount of the target award (column (h)); (ii) a minimum (threshold) award of zero (column (f)); or (iii) an award ranging between the minimum and maximum amounts. The CPSs accrue DEUs over the performance periods which will be earned based on the same criteria as the underlying CPSs. The value in column (l) is based on the Monte Carlo pricing model that has generated a value of $56.05 per share (the average of the high and low trading prices of our common shares on the date of grant scaled by a factor of 1.13) for the 25,000 CPSs that have a performance period ending on December 31, 2009 and a value of $57.49 per share (the average of the high and low trading prices of our common shares on the date of grant scaled by a factor of 1.159) for the 25,000 CPSs that have a performance period ending on December 31, 2010. The Monte Carlo pricing model and the assumptions that were used to compute these factors are described in the footnotes to the Summary Compensation Table for Fiscal Year 2006. The relevant terms of Mr. Antenucci’s employment agreement are included in the narrative discussion following these footnotes.

(5) Mr. Antenucci was granted 150,000 RSUs under his employment agreement with us dated as of May 26, 2006 that were earned as of the date of grant and will vest over a continued employment or vesting period. The RSUs accrue DEUs over the vesting period which will vest under the same criteria as the underlying RSUs. On December 31, 2010, Mr. Antenucci will vest in 100% of the RSUs and the associated accrued DEUs, provided that he is in our employ on that date. The value in column (l) is based on the average of the high and low trading prices of our common shares on May 26, 2006 of $49.60 per share. The relevant terms of Mr. Antenucci’s employment agreement are described in the narrative discussion following these footnotes.

(6) Ms. Bokides was granted 3,528 RSUs on March 15, 2006 that were earned as of the date of grant and with vesting to occur over a continued employment or vesting period. The RSUs accrue DEUs over the vesting period which will vest under the same criteria as the underlying RSUs. Under the terms of the original award, on each of March 15, 2007, 2008, 2009, and 2010, Ms. Bokides would vest in 25% of the RSUs and the associated accrued DEUs, provided that she is in our employ on each date. The value in column (l) is based on the average of the high and low trading prices of our common shares on March 15, 2006 of $54.51 per share. Ms. Bokides vested in 901 RSUs and associated accrued DEUs on March 15, 2007. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, the 2,704 unvested RSUs and associated accrued DEUs will vest as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

Narrative Discussion to the Summary Compensation Table for Fiscal Year 2006 and the Grants of Plan-Based Awards for Fiscal Year 2006 Table.

The compensation packages for the named executive officers include both cash and equity components. The equity component for 2006 included awards of options to purchase our common shares, CPSs and RSUs. The CPSs and RSUs accrue DEUs. Each of these types of awards is more fully described in “— Compensation Discussion and Analysis.”

Our compensation committee’s philosophy has been to increase the proportion of equity compensation to total compensation as an executive officer’s level of responsibility increases.

We do not generally enter into employment contracts with our executive officers and have not entered into any such agreements with the named executive officers, other than Mr. Antenucci. Our agreement with Mr. Antenucci was entered into on June 5, 2005 and was amended and restated on May 26, 2006. The term of the agreement ends on December 31, 2010 and provides for automatic one-year extensions of the term unless we, or Mr. Antenucci, give notice of non-renewal at least three months prior to the last day of the then-current term. Mr. Antenucci was previously the president of Catellus, which we merged with in September 2005.

The employment agreement provides that Mr. Antenucci will:

•	receive a minimum annual base salary of $565,000;

•	be eligible for an annual target bonus of $787,500, with the actual amount of the bonus earned based on the satisfaction of applicable performance targets, but in no case less than 80 percent of the annual target bonus amount;

•	for each 12-month period during the agreement, be entitled to grants of equity-based awards under our 2006 Long-Term Incentive Plan having an annual aggregate value of $1.2 million; and

•	be eligible to participate in our employee benefit plans made available to similarly situated senior management employees.

Under the employment agreement, Mr. Antenucci was granted the following equity-based awards:

•	80,000 options to purchase our common shares granted under the original agreement on September 15, 2005, with an exercise price of $45.29 per option; 20,000 options vested on September 15, 2006, and the remaining options will vest in equal amounts on each of September 15, 2007, 2008, and 2009 should Mr. Antenucci be in our employ as of each date;

•	16,000 PSAs granted under the original agreement on September 15, 2005, which were earned on December 31, 2005 and will vest on December 31, 2007, should Mr. Antenucci be in our employ as of that date; in addition, the employment agreement provided that Mr. Antenucci would receive an annual grant of 16,000 PSAs or comparable awards during its term; for 2005 Mr. Antenucci was granted 16,000 CPSs in December 2005, with an associated three-year performance period ending on December 31, 2008, over which the CPSs may be earned, provided that Mr. Antenucci is in our employ as of the end of the performance period; the company performance criteria for these CPSs is consistent with the criteria established for the annual grants of similar awards to other named executive officers in December 2005;

•	150,000 RSUs granted under the amended and restated agreement on May 26, 2006, all of which will vest on December 31, 2010, provided that Mr. Antenucci is in our employ as of that date; and

•	50,000 CPSs granted under the amended and restated agreement on May 26, 2006, of which 25,000 may be earned over a performance period ending on December 31, 2009 and 25,000 may be earned over a performance period ending on December 31, 2010, provided that Mr. Antenucci is in our employ as of the end of each respective performance period; the company performance criteria for these CPSs is consistent with the criteria established for the annual grants of similar awards to named executive officers in December 2005.

The agreement provides for accelerated vesting of unvested share awards, under certain limited circumstances, including certain events of termination and upon a change in control as described under “— Potential Payments upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END (DECEMBER 31, 2006)*

						Stock Awards
	Option Awards								Equity Incentive		Equity Incentive
								Market	Plan Awards:		Plan Awards:
	Number of	Number of				Number of		Value of	Number of		Market or Payout
	Securities	Securities				Shares or		Shares or	Unearned		Value of Unearned
	Underlying	Underlying				Units of		Units of	Shares, Units or		Shares, Units or
	Unexercised	Unexercised		Option		Stock That		Stock That	Other Rights		Other Rights
	Options	Options		Exercise	Option	Have Not		Have Not	That Have		That Have
	(#)	(#)		Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)	(#)		($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Jeffrey H. Schwartz	9,425			$21.22	9/8/07
	47,407			$21.09	10/15/08
	67,114			$18.63	9/15/09
	25,000			$22.98	3/18/12
	46,000			$24.76	9/26/12
	56,250	18,750	(1)	$30.00	9/25/13
	100,000	100,000	(2)	$34.93	9/23/14
	36,401	109,203	(3)	$45.46	12/20/15
		177,364	(4)	$59.92	12/21/16
						9,719	(5)	$590,624
						16,386	(6)	$995,777
						30,843	(7)	$1,874,329
						30,876	(8)	$1,876,335
									21,849	(9)	$1,327,764
									30,843	(10)	$1,874,329
Walter C. Rakowich	9,425			$21.22	9/8/07
	35,555			$21.09	10/15/08
	40,675			$18.63	9/15/09
	41,814			$24.25	9/14/10
	45,360			$20.68	9/19/11
	71,000			$24.76	9/26/12
	56,250	18,750	(1)	$30.00	9/25/13
	87,500	87,500	(2)	$34.93	9/23/14
	24,978	74,934	(3)	$45.46	12/20/15
		75,100	(4)	$59.92	12/21/16
						8,331	(5)	$506,275
						11,244	(6)	$683,298
						13,059	(7)	$793,595
						27,789	(8)	$1,688,738
									14,993	(9)	$911,125
									13,059	(10)	$793,595
Ted R. Antenucci	20,000	60,000	(11)	$45.29	9/15/15
		38,349	(4)	$59.92	12/21/16
						152,191	(12)	$9,248,647
						6,668	(7)	$405,214
						16,467	(8)	$1,000,700
									16,467	(9)	$1,000,700
									25,365	(13)	$1,541,431
									25,365	(14)	$1,541,431
									6,668	(10)	$405,214

						Stock Awards
	Option Awards								Equity Incentive		Equity Incentive
								Market	Plan Awards:		Plan Awards:
	Number of	Number of				Number of		Value of	Number of		Market or Payout
	Securities	Securities				Shares or		Shares or	Unearned		Value of Unearned
	Underlying	Underlying				Units of		Units of	Shares, Units or		Shares, Units or
	Unexercised	Unexercised		Option		Stock That		Stock That	Other Rights		Other Rights
	Options	Options		Exercise	Option	Have Not		Have Not	That Have		That Have
	(#)	(#)		Price	Expiration	Vested		Vested	Not Vested		Not Vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)	(#)		($)
(a)	(b)	(c)		(e)	(f)	(g)		(h)	(i)		(j)
Dessa M. Bokides**	6,250	18,750	(15)	$43.57	9/22/15
	7,028	21,082	(3)	$45.46	12/20/15
		19,174	(4)	$59.92	12/21/16
						23,363	(16)	$1,419,770
						3,163	(6)	$192,216
						3,605	(17)	$219,076
						3,334	(7)	$202,607
						9,778	(8)	$594,209
									4,218	(9)	$256,328
									3,334	(10)	$202,607
Edward S. Nekritz	4,712			$21.22	9/8/07
	14,222			$21.09	10/15/08
	16,107			$18.63	9/15/09
	16,362			$24.25	9/14/10
	17,820			$20.68	9/19/11
	20,000			$24.76	9/26/12
	15,000	5,000	(1)	$30.00	9/25/13
	10,000	10,000	(2)	$34.93	9/23/14
	6,595	19,782	(3)	$45.46	12/20/15
		17,576	(4)	$59.92	12/21/16
						25,730	(18)	$1,563,612
						2,967	(6)	$180,305
						3,056	(7)	$185,713
						5,146	(8)	$312,722
									3,957	(9)	$240,467
									3,056	(10)	$185,713

* Column (d) has been omitted from this table because it is not applicable.

** Ms. Bokides resigned as our chief financial officer effective March 31, 2007. The terms of the March 18, 2007 agreement with Ms. Bokides relating to her resignation are described below under “— Potential Payments upon Termination or Change in Control.”

(1) These options to purchase our common shares in column (c) will vest and become exercisable on September 25, 2007, should the named executive officer be in our employ as of that date.

(2) These options to purchase our common shares in column (c) will vest and become exercisable in equal amounts on each of September 23, 2007 and 2008 should the named executive officer be in our employ as of each date.

(3) These options to purchase our common shares in column (c) will generally vest and become exercisable in equal amounts on each of December 20, 2007, 2008, and 2009 should the named executive officer be in our employ as of each date. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s 21,082 unvested options in column (c) will vest and become exercisable as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(4) These options to purchase our common shares in column (c) will generally vest and become exercisable in equal amounts on each of December 21, 2007, 2008, 2009, and 2010 should the named executive officer be in our employ as of each date. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, 4,794 of Ms. Bokides’s 19,174 unvested options in column (c) will vest and become exercisable as of March 31, 2007, the date of her resignation as our chief financial officer. Ms. Bokides’s remaining 14,380 options will be forfeited as of March 31, 2007. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(5) The amount in column (g) represents RSUs and associated accrued DEUs that will vest on December 31, 2007, should the named executive officer be in our employ as of that date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share.

(6) The amount in column (g) represents RSUs and associated accrued DEUs that will generally vest in equal amounts on each of December 20, 2007, 2008, and 2009 should the named executive officer be in our employ as of each date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s 3,163 unvested RSUs and associated accrued DEUs in column (g) will vest as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(7) The amount in column (g) represents RSUs that will generally vest in equal amounts on each of December 21, 2007, 2008, 2009, and 2010 should the named executive officer be in our employ as of each date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, 834 of Ms. Bokides’s 3,334 unvested RSUs in column (g) will vest as of March 31, 2007, the date of her resignation as our chief financial officer. Ms. Bokides’s remaining 2,500 RSUs will be forfeited as of March 31, 2007. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(8) The amount in column (g) represents PSAs and associated accrued DEUs that were earned by the named executive officer on December 31, 2005 and will generally vest on December 31, 2007 should the named executive officer be in our employ as of that date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s 9,778 unvested PSAs and associated accrued DEUs in column (g) will vest as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(9) The amount in column (i) represents the target amount of CPSs and associated accrued DEUs that can be earned should: (i) our common shares meet a certain specified performance criterion over a three-year performance period beginning on January 1, 2006 and ending on December 31, 2008 (as more fully described in “— Compensation Discussion and Analysis”) and (ii) the named executive officer be in our employ as of December 31, 2008. The named executive officer can earn between zero and two times the target amount in column (i). The value in column (j) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s 4,218 unvested CPSs and associated accrued DEUs in column (i) will vest as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(10) The amount in column (i) represents the target amount of CPSs that can be earned should: (i) our common shares meet a certain specified performance criteria over a three-year performance period beginning on January 1, 2007 and ending on December 31, 2009 (as more fully described in “— Compensation Discussion and Analysis”) and (ii) the named executive officer be in our employ as of December 31, 2009. The named executive officer can earn between zero and two times the target amount in column (i). The value in column (j) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Because Ms. Bokides resigned as our chief financial officer effective as of March 31, 2007, none of her 3,334 unvested CPSs in column (i) can be earned. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(11) These options to purchase our common shares in column (c) will vest and become exercisable in equal amounts on each of September 15, 2007, 2008, and 2009 should Mr. Antenucci be in our employ as of each date.

(12) The amount in column (g) represents RSUs and associated accrued DEUs, all of which will vest on December 31, 2010, should Mr. Antenucci be in our employ as of that date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share.

(13) The amount in column (i) represents the target amount of CPSs and associated DEUs that can be earned by Mr. Antenucci should: (i) our common shares meet a certain specified performance criteria over a performance period beginning on May 26, 2006 and ending on December 31, 2009 (as more fully described in “— Compensation Discussion and Analysis”) and (ii) he be in our employ as of December 31, 2009. Mr. Antenucci can earn between zero and two times the target amount in column (i). The value in column (j) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share.

(14) The amount in column (i) represents the target amount of CPSs and associated accrued DEUs that can be earned by Mr. Antenucci should: (i) our common shares meet a certain specified performance criteria over a performance period beginning on May 26, 2006 and ending on December 31, 2010 (as more fully described in “— Compensation Discussion and Analysis”) and (ii) he be in our employ as of December 31, 2010. Mr. Antenucci can earn between zero and two times the target amount in column (i). The value in column (j) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share.

(15) The original terms of the grant provided that the options to purchase our common shares in column (c) would vest and become exercisable in equal amounts on each of September 22, 2007, 2008, and 2009 should Ms. Bokides be in our employ as of each date. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s 18,750 unvested options in column (c) will vest and become exercisable as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(16) The amount in column (g) represents RSUs and associated accrued DEUs. Under the original terms of the grant, all of these RSUs were scheduled to vest on September 22, 2009 should Ms. Bokides be in our employ as of that date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s 23,363 unvested RSUs and associated accrued DEUs in column (g) will vest as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “— Potential Payments upon Termination or Change in Control.”

(17) The amount in column (g) represents RSUs and associated accrued DEUs. Under the original terms of the grant, the RSUs were scheduled to vest in equal amounts on each of March 15, 2007, 2008, 2009, and 2010 should Ms. Bokides be in our employ as of each date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share. Ms. Bokides vested in 901 RSUs and associated accrued DEUs on March 15, 2007. Under the terms of the agreement with Ms. Bokides dated March 18, 2007, Ms. Bokides’s remaining 2,704 unvested RSUs and associated accrued DEUs in column (g) will vest as of March 31, 2007, the date of her resignation as our chief financial officer. See additional information concerning Ms. Bokides’s agreement below under “—Potential Payments upon Termination or Change in Control.”

(18) The amount in column (g) represents RSUs and associated accrued DEUs that will vest on December 31, 2010 should Mr. Nekritz be in our employ as of that date. The value in column (h) is based on the closing price of our common shares on December 31, 2006 of $60.77 per share.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2006*

	Stock Awards
	Number of	Value
	Shares	Realized
	Acquired on	on
	Vesting	Vesting
Name	(#)	($)
(a)	(d)	(e)
Jeffrey H. Schwartz	19,185	$1,165,872	(1)
	17,462	$1,062,387	(2)
Walter C. Rakowich	19,185	$1,165,872	(1)
	13,849	$842,441	(3)
Ted R. Antenucci	—	$—
Dessa M. Bokides**	1,055	$64,348	(3)
Edward S. Nekritz	5,862	$356,234	(4)
	990	$60,384	(5)

* Columns (b) and (c) have been omitted from this table because they are not applicable.

** Ms. Bokides resigned as our chief financial officer effective March 31, 2007. The terms of the March 18, 2007 agreement with Ms. Bokides relating to her resignation are described below under “— Potential Payments upon Termination or Change in Control.”

(1) The share awards in column (d) represent PSAs and associated accrued DEUs that vested to the named executive officer in December 2006 and were scheduled to be distributed in January 2007. The value in column (e) is based on the closing price of our common shares as of the vesting date. The receipt of these awards was deferred by the named executive officer until January of the calendar year after the year in which the named executive officer’s employment with us terminates. The deferral of these awards will be reflected as a 2007 contribution to the named executive officer’s deferred equity compensation account in next year’s proxy statement.

(2) The share awards in column (d) represent RSUs and associated accrued DEUs that vested to Mr. Schwartz in December 2006. However, the receipt of these awards was deferred by Mr. Schwartz as follows: (i) 5,463 awards with a value in column (e) of $333,207, based on the closing price of our common shares as of the vesting date, have been deferred until January of the calendar year after the year in which Mr. Schwartz’s employment with us terminates; (ii) 10,271 awards with a value in column (e) of $624,169, based on the closing prices of our common shares as of the respective vesting dates, have been deferred until the earlier of December 31, 2013 or January of the calendar year after the year in which Mr. Schwartz’s employment with us terminates; and (iii) 1,728 awards with a value in column (e) of $105,011, based on the closing price of our common shares as of the vesting date, have been deferred until the earlier of December 31, 2008 or January of the calendar year after the year in which Mr. Schwartz’s employment with us terminates. The deferral of these awards will be reflected as a 2007 contribution to Mr. Schwartz’s deferred equity compensation account in next year’s proxy statement.

(3) The share awards in column (d) represent RSUs and associated accrued DEUs that vested to the named executive officer in December 2006 and were scheduled to be distributed in January 2007. The value in column (e) is based on the closing price of our common shares as of the respective vesting dates. The receipt of these awards was deferred by the named executive officer until January of the calendar year after the year in which the named executive officer’s employment with us terminates. The deferral of these awards will be reflected as a 2007 contribution to the named executive officer’s deferred equity compensation account in next year’s proxy statement.

(4) The share awards in column (d) represent PSAs and associated accrued DEUs that vested to Mr. Nekritz in December 2006. The receipt of share awards representing 2,931 of our common shares with a value in column (e) of $178,117, based on the closing price of our common shares as of the vesting date, has been deferred until January of the calendar year after the year in which Mr. Nekritz’s employment with us terminates. The deferral of these awards will be reflected as a 2007 contribution to Mr. Nekritz’s deferred equity compensation account in next year’s proxy statement.

(5) The share awards in column (d) represent RSUs and associated accrued DEUs that vested to Mr. Nekritz in December 2006 and were distributed in January 2007. The value in column (e) is based on the closing price of our common shares as of the respective vesting dates.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2006*

				Aggregate
		Executive	Registrant	Earnings		Aggregate
		Contributions in	Contributions	in		Balance at
		Last FY	in Last FY	Last FY		Last FYE
Name		($)	($)	($)		($)
(a)		(b)	(c)	(d)		(f)
Jeffrey H. Schwartz	(1)	$—	$—	$97,155	(6)	$416,642
	(2)	561,941	—	1,086,098	(7)	4,743,099	(8)
Walter C. Rakowich	(1)	$—	$—	$202,498	(6)	$1,556,323
	(2)	471,339	—	842,422	(7)	3,681,811	(8)
Ted R. Antenucci	(1)	$43,020 (3)	$68,843 (5)	$275,572	(6)	$5,901,223
Dessa M. Bokides**	(2)	$—	$—	$—		$—	(8)
Edward S. Nekritz	(1)	$145,000 (4)	$—	$180,694	(6)	$1,412,749	(9)
	(2)	—	—	—		—	(8)

* Column (e) has been omitted from the table because it is not applicable

** Ms. Bokides resigned as our chief financial officer effective March 31, 2007. The terms of the March 18, 2007 agreement with Ms. Bokides relating to her resignation are described below under “— Potential Payments upon Termination or Change in Control.”

(1) Represents the named executive officer’s account activity and fiscal year-end balance in our NSP. Participants in our NSP may defer cash compensation (salary and bonus) under the terms of the plan. Mr. Antenucci participates in the Catellus nonqualified deferred compensation plan that was assumed by us in 2005 when we merged with Catellus. Mr. Antenucci has deferred cash compensation (salary and bonus) earned prior to the merger under the terms of the Catellus plan. The NSP and the Catellus plan are described in more detail in the narrative discussion that follows these footnotes.

(2) Represents the named executive officer’s account activity and fiscal year-end balance with respect to deferred equity compensation. The amounts in column (b) represent the deferral of share awards that vested in 2005 and were scheduled for distribution to the named executive officer in January 2006. Share awards deferred are reflected as contributions in the year that the distribution is scheduled. All contributions were made as of the first business day in January 2006 and were valued at $47.61 per share award, which was the closing price of our common shares as of the contribution date. The deferral of equity compensation is described in more detail in the narrative discussion that follows these footnotes.

(3) The amount in column (b) represents the deferral of a portion of Mr. Antenucci’s 2005 bonus that was payable to him in January 2006. This amount is not included Mr. Antenucci’s total compensation in the Summary Compensation Table for Fiscal Year 2006.

(4) The amount in column (b) consists of: (i) $70,000 representing the deferral of a portion of Mr. Nekritz’s 2006 salary (this amount is included in Mr. Nekritz’s total compensation in the Summary Compensation Table for Fiscal Year 2006) and (ii) $75,000 representing the deferral of a portion of Mr. Nekritz’s 2005 bonus that was payable to him in January 2006 (this amount is not included in Mr. Nekritz’s total compensation in the Summary Compensation Table for Fiscal Year 2006).

(5) Under the terms of Catellus’s plan, Mr. Antenucci elected a one-time earnings enhancement in 2006 that provided for an employer contribution equal to 25% of the his cumulative earnings under the plan as of the date the election was made. This amount is included in Mr. Antenucci’s total compensation in the Summary Compensation Table for Fiscal Year 2006.

(6) The amount in column (d) represents earnings that are computed based on the specific investment options that are elected by each named executive officer, as more fully described in the narrative discussion that follows these footnotes. These amounts are not included in the named executive officer’s total compensation in the Summary Compensation Table for Fiscal Year 2006.

(7) The amount in column (d) represents the change in the market value of the deferred share awards during the fiscal year (computed as the difference between the value of the participant’s account as of the beginning of the fiscal year, or the value of the deferred share awards as of the date they were contributed to the plan, and the value of the participant’s account as of the end of the fiscal year). These earnings are not included in the named executive officer’s total compensation in the Summary Compensation Table for Fiscal Year 2006. The closing prices of our common shares as of December 31, 2005 ($46.72 per share) and December 31, 2006 ($60.77 per share) were used to determine the market value of the account balance as of each respective date.

(8) The named executive officers elected to defer, certain share awards that were scheduled to be distributed in January 2007 (these share awards vested to the named executive officer in 2006 and are reflected in the Option Exercises and Shares Vested for Fiscal Year 2006 table). These deferred share awards will be reflected as a 2007 contribution to his or her respective deferred equity compensation account in next year’s proxy statement:

•  Mr. Schwartz: share awards with a value of $2,227,038 as of December 31, 2006.

•  Mr. Rakowich: share awards with a value of $2,007,476 as of December 31, 2006.

•  Ms. Bokides: share awards with a value of $64,112 as of December 31, 2006.

•  Mr. Nekritz: share awards with a value of $178,117 as of December 31, 2006.

(9) Mr. Nekritz elected to defer $67,500 of his 2006 bonus that was payable to him in January 2007. This amount will be reflected as a 2007 contribution to the NSP in next year’s proxy statement.

Narrative Discussion to Nonqualified Deferred Compensation for Fiscal Year 2006 Table

The named executive officers may defer portions of their cash compensation and some or all of certain components of their equity compensation. Cash compensation (salary and bonus) is deferred through their participation in our NSP, a nonqualified deferred compensation plan. Equity compensation in which the named executive officer is vested and for which distribution is required under the terms of our equity compensation plans may be deferred at the election of the named executive officer. Generally, the compensation deferred is tax-deferred until it is distributed to the named executive officer. However, amounts deferred may be subject to FICA and Medicare employee and employer taxes in accordance with statutory maximums.

•	Deferred Cash Compensation

NSP.  Named executive officers who choose to participate in the NSP may defer up to 35% of their salary and up to 100% of their bonus. The amounts deferred under the NSP earn returns based on the performance of an array of hypothetical investment funds that mirror the investment funds available to participants in our 401(k) Plan. No monies are actually invested in the participant’s name in the selected investment funds. Participants may change their investment choices at any time. NSP accounts are credited with the value of the particular fund or funds selected by the participant, and will continue to be so credited until the account is fully distributed. Because the amounts deferred through the NSP are only “hypothetically” invested, they remain our assets and, as such, they are subject to claims by our general creditors. The “hypothetical” investment funds available to the named executive officers participating in the NSP are all publicly available mutual funds. These investment options are available to all participants in the NSP, as well as to all participants in our 401(k) Plan. Additionally, the named executive officers, as well as all other participants, have the option to invest in our common shares.

Contributions to the NSP are subject to our matching contribution, but only to the extent that our matching contribution associated with the participant’s 401(k) Plan contributions have not met our maximum match of $6,600. We did not make any matching contributions in the NSP for Mr. Schwartz, Mr. Rakowich, or Mr. Nekritz in 2006. Mr. Antenucci and Ms. Bokides do not participate in the NSP. Our matching contributions in the NSP, if any, will vest to the participant at a rate of 20% for each year of service with us and become fully vested after five years of service.

NSP account balances must be distributed to the participant upon the termination of their employment with us. Distributions can be paid in a lump sum, annual installments, or a combination of the two, as chosen by the participant at the time of the deferral election. Under certain circumstances, hardship and in-service withdrawals by the participant are allowed; however, a 15% penalty is assessed on all in-service withdrawals.

Catellus Plan.  The nonqualified deferred compensation plan in which Catellus employees had participated prior to the merger with us in 2005 was assumed by us and participants who became our employees subsequent to the merger, including Mr. Antenucci, were not required to have their investment balances distributed. Deferral elections made prior to the merger remained in effect, however, no further deferral elections have been allowed after September 2005. The Catellus plan provides for a one-time earnings enhancement election by participants who, on or prior to December 31, 2007, have completed 10 or more years of service or retire on or after the age of 59 1/2. This election results in an employer matching contribution equal to 25% of the cumulative earnings in the participant’s account. Mr. Antenucci elected this earnings enhancement in 2006.

Catellus plan account balances must be distributed to the participant upon termination of employment with us or based on an irrevocable election specifying scheduled withdrawals. Distributions can be paid in a lump sum or annual installments, as chosen by the participant at the time of the deferral election. Under certain circumstances, hardship and unscheduled withdrawals by the participant are allowed; however, a 10% penalty is assessed on all unscheduled withdrawals.

The amounts deferred under the Catellus plan earn returns based on the performance of an array of hypothetical investment funds. No monies are actually invested in the participant’s name in the selected investment funds. Participants may change their investment choices at any time. The Catellus plan accounts are credited with the value of the particular fund or funds selected by the participant, and will continue to be so credited until the account is fully distributed. Because the amounts deferred through the Catellus plan are only “hypothetically” invested, they remain our assets and, as such, they are subject to claims by our general creditors. Mr. Antenucci has elected to have his account invested in a fixed-income fund that earns a return based on the 10-year treasury notes’ average rate. This investment fund is available to all participants in the Catellus plan.

•	Deferred Equity Compensation

Named executive officers who elect to defer the receipt of vested share awards will receive the common shares at a future date as specified in their election. Generally, the deferral is effective until January of the calendar year following the year in which the named executive officer’s employment with us terminates. However, the named executive officer may elect to defer the share awards until a specified date, subject to certain limitations.

The deferral of share awards is effective as of the date the share award is scheduled to be distributed, generally within a short period after the award is vested (awards that vest in December are generally distributed on the first business day of January). We value the balance of the named executive officer’s deferred equity compensation account at the closing price of our common shares as of the last trading day of the fiscal year. Contributions are valued at the closing price of our common shares as of the day the contribution is made and earnings are computed on the account balance based on the change in the value of our common shares from the beginning of the fiscal year (or from the date of contribution) to the end of the fiscal year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have entered into executive protection agreements with each of the named executive officers and we have entered into an employment agreement with Mr. Antenucci, as described above under “— Grants of Plan-Based Awards for Fiscal Year 2006 — Narrative Discussion to the Summary Compensation Table for Fiscal Year 2006 and the Grants of Plan-Based Awards for Fiscal Year 2006 Table.” On March 18, 2007, we entered into an agreement with Ms. Bokides relating to her resignation as our chief financial officer effective March 31, 2007. The terms of Ms. Bokides’s resignation agreement dated March 18, 2007 are described below under “— Resignation of Ms. Bokides.” Each of these agreements, along with the individual equity compensation award agreements entered into with respect to our 2006 Long-Term Incentive Plan, contain provisions that provide for accelerated vesting of unvested equity awards, under certain limited circumstances, as described below. Mr. Antenucci’s employment agreement and Ms. Bokides’s resignation agreement further provide for severance payments and the continuation of health and welfare benefits under certain limited circumstances, as described below. Under our company policy, each of the named executive officers would be paid for their earned and unused vacation time upon termination under any termination scenario. Accordingly, such amounts are not included in the amounts presented below.

Termination for Reasons other than Change in Control — Death, Disability, or Retirement.  The executive protection agreements that we have in place with the named executive officers do not provide for severance payments or continuation of health and welfare benefits in the event of the named executive officer’s death, disability, or retirement. However, the individual equity compensation award agreements with each named executive officer provide for accelerated vesting of unvested equity awards under these three scenarios. Further, Mr. Antenucci’s employment agreement provides for a similar accelerated vesting of unvested equity awards benefit in the event of his death or disability.

The estimated value of the accelerated vesting benefit in the event of their death, disability, or retirement is presented below for each named executive officer, except for Ms. Bokides. The terms of Ms. Bokides’s resignation agreement dated March 18, 2007 are described below under “— Resignation of Ms. Bokides.” For purposes of these calculations, we have assumed that the termination under all of the scenarios was effective on December 31, 2006. Accordingly, we have used the closing price of our common shares on December 31, 2006 of $60.77 per share in the calculations. Because these scenarios and the assumptions used in the calculations are hypothetical, the amounts that might be paid in the future should termination under one of these scenarios occur could differ materially from these hypothetical payments.

•	Jeffrey H. Schwartz:	$11,781,925

•	Walter C. Rakowich:	$8,723,531

•	Ted R. Antenucci:	$16,262,393

•	Edward S. Nekritz:	$3,237,028

The estimates reflect the intrinsic value of unvested options to purchase our common shares computed as the difference between the closing price and the exercise price of the underlying common share, the full value of earned but unvested RSUs and PSAs and associated accrued DEUs, and the full value of unearned CPSs and associated accrued DEUs, each as of December 31, 2006, where vesting would be accelerated upon the named executive officer’s death, disability, or retirement. For purposes of these calculations, each unearned CPS granted in 2005 for which vesting would be accelerated is estimated to be equal to 110% of the target award based on the performance of our common shares under the specified performance criteria (described more fully in “— Compensation Discussion and Analysis”) during an abbreviated performance period of one year (January 1, 2006 through December 31, 2006, the assumed termination date). Each unearned CPS granted to Mr. Antenucci on May 26, 2006, for which vesting would be accelerated is estimated to equal 115% of the target award, which is based on the performance of our common shares under the specified performance criteria (described more fully in “— Compensation Discussion and Analysis”) during an abbreviated performance period of less than one year (May 26, 2006, to December 31, 2006, the assumed termination date). The board has the discretion to determine if unearned CPSs may be earned based on an abbreviated performance period. The unearned CPSs that were granted on December 21, 2006 with a performance period beginning on January 1, 2007 and ending on December 31, 2009, are not included in these calculations since, as of the assumed termination date of December 31, 2006, the performance period would not have started.

Termination not related to a Change in Control — Involuntary Termination Without Cause or Voluntary Termination for Good Reason (Constructive Discharge).  The agreements that we have in place with Messrs. Schwartz, Rakowich, and Nekritz do not provide for benefits (severance payments, continuation of health and welfare benefits, or accelerated vesting benefits) in the event they are terminated under these scenarios (involuntary termination without cause or constructive discharge, not related to a change in control). However, Mr. Antenucci’s employment agreement, as described above under “— Grants of Plan-Based Awards for Fiscal Year 2006 — Narrative Discussion to the Summary Compensation Table for Fiscal Year 2006 and the Grants of Plan-Based Awards For Fiscal Year 2006 Table,” provides for a cash severance payment, the continuation of health and welfare benefits, and the accelerated vesting of Mr. Antenucci’s unvested equity awards in the event of his involuntary termination without cause or constructive discharge, not related to a change in control, conditioned on Mr. Antenucci’s release of claims. Cause is generally defined in the employment agreement as: (i) the willful and continued failure by Mr. Antenucci to perform the duties that are specified in the agreement; (ii) the engaging in injurious acts to the company by Mr. Antenucci; or (iii) the egregious misconduct on the part of Mr. Antenucci. Voluntary termination for good reason (constructive discharge), as generally defined in the employment agreement, can occur should we: (i) change Mr. Antenucci’s assignments such that they are inconsistent with the duties that are specified in the agreement; (ii) relocate Mr. Antenucci’s place of employment more than 30 miles from the current location; or (iii) not comply with the provisions of the agreement pertaining to Mr. Antenucci’s compensation and benefits.

Because these scenarios and the assumptions used in the calculations are hypothetical, the amounts that might be paid in the future should termination under one of these scenarios occur could differ materially from the hypothetical payment. The total value of these benefits to Mr. Antenucci is estimated to be $18,569,012 which consists of the following:

•	a cash severance payment of $2,260,000 — representing four times Mr. Antenucci’s base salary from the assumed termination date of December 31, 2006 to the end of the current term of the agreement, which is December 31, 2010;

•	the continuation of health and welfare benefits of $46,619 — representing the sum of the estimated costs of providing such benefits to Mr. Antenucci from the assumed termination date of December 31, 2006 to the end of the current term of the agreement, which is December 31, 2010; the costs for each year are the estimated costs for the previous year at an escalation factor of 8%; and

•	accelerated vesting benefit of $16,262,393 — the amount is the same as calculated for Mr. Antenucci above under “— Termination for Reasons other than Change in Control — Death, Disability, or Retirement.”

Terminations following a Change in Control.  The executive protection agreements and the individual equity compensation award agreements entered into with respect to the 2006 Long-Term Incentive Plan provide for certain benefits to the named executive officers upon involuntary termination without cause or voluntary termination for good reason (constructive discharge) following a change in control. Under the agreements, a change in control generally occurs upon merger, sale, or disposition of substantially all of our assets, or adoption of a plan of liquidation. Cause is generally defined in the agreements as: (i) the willful and continued failure by the named executive officer to perform the duties as assigned; (ii) the engaging in injurious acts to the company by the named executive officer; or (iii) the egregious misconduct on the part of the named executive officer. Voluntary termination for good reason (constructive discharge), as generally defined in the agreements, can occur should the successor employer: (i) substantially and adversely alter the nature of the named executive officer’s status or responsibilities following the change in control; (ii) fail to comply with the provisions of the applicable agreements pertaining to the named executive officer’s compensation, benefits, or equity compensation; or (iii) fail to assume the terms of the executive protection agreement.

The estimated value of the benefits under these two scenarios is presented below for each of the named executive officers, except for Ms. Bokides. The terms of Ms. Bokides’s resignation agreement dated March 18, 2007 are described below under “— Resignation of Ms. Bokides.” For purposes of these calculations, we have assumed that the termination under both scenarios was effective on December 31, 2006. Accordingly, we have used the closing price of our common shares on December 31, 2006 of $60.77 per share in the calculations. Because these scenarios and the assumptions used in the calculations are hypothetical, the amounts that might be paid in the future should termination under one of these two scenarios occur could differ materially from these hypothetical payments.

			Accelerated Vesting of
Named Executive		Continued Health and	Unvested Equity	Excise Tax
Officer	Cash Severance (1)	Welfare Benefits (2)	Compensation (3)	Gross-Up (4)	Total
Jeffrey H. Schwartz	$4,725,000	$38,587	$11,781,925	$4,966,092	$21,511,604
Walter C. Rakowich	$4,200,000	$43,535	$8,723,531	$3,758,183	$16,725,249
Ted R. Antenucci	$4,057,500	$38,587	$16,262,393	$5,909,407	$26,267,887
Edward S. Nekritz	$1,000,000	$25,429	$3,237,028	$1,299,636	$5,562,093

(1) Cash severance for each named executive officer is computed based on a multiple of the sum of his annual base salary and an annual estimated bonus amount. For Messrs. Schwartz, Rakowich, and Antenucci, this multiple is three, and for Mr. Nekritz, this multiple is two.

(2) Each named executive officer would receive continued health and welfare benefits for periods of three years (Messrs. Schwartz, Rakowich, and Antenucci) or two years (Mr. Nekritz) after the termination date. The value of this benefit is the sum of the estimated costs of providing such benefits to the named executive officer over the applicable period with the cost for each year based on the estimated costs for the previous year at an escalation factor of 8%. In addition, the named executive officers will receive outplacement services for up to one year after the termination date. Such benefit is estimated to be $5,000 for each of the named executive officers.

(3) The estimates reflect the intrinsic value of unvested options to purchase our common shares computed as the difference between the closing price and the exercise price of the underlying common share, the full value of earned but unvested RSUs and PSAs and associated accrued DEUs, and the full value of unearned CPSs and associated accrued DEUs, each as of December 31, 2006, where vesting would be accelerated upon the named executive officer’s termination. The amounts are the same as calculated for each of the named executive officers above under “— Termination for Reasons other than Change in Control — Death, Disability, or Retirement.”

The executive protection agreements with the named executive officers provide for the payment of an “excise tax gross-up” payment. This payment would be made to the named executive officer should he incur an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, as a result of an “excess parachute payment” arising from severance payments and the accelerated vesting of unvested equity awards. The “excise tax gross-up” payment is an amount such that, after the payment of the excise tax and all income and excise taxes applicable to the gross-up payment, the named executive officer would receive the same amount of severance had the excise tax not applied. However, for Mr. Nekritz, if the excise tax can be avoided by reducing his total severance payment resulting from a change in control by no more than 10%, then his severance payment will be reduced accordingly. Otherwise, Mr. Nekritz will receive the full gross-up payment.

Resignation of Ms. Bokides.  On March 18, 2007, we entered into an agreement with Ms. Bokides relating to her resignation as our chief financial officer. The agreement provides that Ms. Bokides will continue as our chief financial officer until March 31, 2007, and will provide consulting services to us from such date until April 30, 2007. Ms. Bokides will be paid her current base salary until April 30, 2007. On April 2, 2007, Ms. Bokides will receive a cash payment of $2.05 million. Additionally, certain of Ms. Bokides’s unearned and/or unvested equity awards will be deemed to have been earned and will vest as of March 31, 2007. The value of this accelerated vesting benefit is estimated to be $3,752,652, computed as follows:

•	intrinsic value of 44,626 unvested options to purchase our common shares for which vesting was accelerated under the agreement of $863,639. The intrinsic value represents the difference between the exercise price of each option and $65.57 (the closing price of our common shares on March 16, 2007, the last trading day prior to the date of the agreement). Under the agreement, 14,380 unvested options to purchase our common shares previously granted to Ms. Bokides are forfeited.

•	full value of 30,064 unvested RSUs and associated accrued DEUs for which vesting was accelerated under the agreement of $1,971,296, based on a value of $65.57 per share (the closing price of our common shares on March 16, 2007, the last trading day prior to the date of the agreement). Under the agreement, 2,500 unvested RSUs previously granted to Ms. Bokides are forfeited.

•	full value of 9,778 unvested PSAs and associated accrued DEUs for which vesting was accelerated under the agreement of $641,143, based on a value of $65.57 per share (the closing price of our common shares on March 16, 2007, the last trading day prior to the date of the agreement).

•	full value of 4,218 unvested and unearned CPSs and associated DEUs which are deemed to be earned as of March 31, 2007 and for which vesting was accelerated under the agreement of $276,574, based on a value of $65.57 per share (the closing price of our common shares on March 16, 2007, the last trading day prior to the date of the agreement). Under the agreement, 3,334 unearned and unvested CPSs previously granted to Ms. Bokides are forfeited.

The agreement further provides that we will: (i) pay the incremental cost of health benefits (determined to be the amount that is above the amount that Ms. Bokides was paying prior to her resignation) through December 31, 2008; (ii) provide Ms. Bokides with outplacement services, office space and administrative support; (iii) reimburse Ms. Bokides for up to $10,000 in legal fees; and (iv) provide Ms. Bokides with certain relocation benefits, including moving expenses, temporary storage, closing costs related to a sale of her home, and associated gross-up payments. Additionally, these relocation benefits may include our purchase of her home in Colorado at her cost basis should she elect this benefit before May 1, 2008. Ms. Bokides also has the option, through August 1, 2007, to purchase from us at appraised value, her previous residence in Connecticut that we purchased as part of the relocation benefits associated with her hiring in September 2005, as further described above in the footnotes to the Summary Compensation Table for Fiscal Year 2006.

TRUSTEE COMPENSATION FOR FISCAL YEAR 2006*

	Fees Earned or				All Other
	Paid in Cash		Stock Awards		Compensation	Total
Name	($)		($)		($)	($)
(a)	(b)		(c)		(g)	(h)
K. Dane Brooksher Chairman	$340,000	(1)(2)	$49,997	(6)(7)	$140,000 (9)	$529,997
Stephen L. Feinberg	$53,000	(1)(2)	$49,997	(6)(7)(8)	$—	$102,997
George L. Fotiades	$53,000	(1)(2)	$49,997	(6)(7)	$—	$102,997
Christine N. Garvey	$49,193	(1)(2)	$49,997	(6)(7)	$—	$99,190
Donald P. Jacobs	$56,000	(1)(2)	$49,997	(6)(7)	$—	$105,997
Irving F. Lyons, III	$18,137	(1)(2)(3)	$—	(7)	$—	$18,137
Nelson C. Rising	$43,980	(1)(2)	$49,997	(6)(7)	$—	$93,977
Kenneth N. Stensby	$21,944	(1)(2)(3)	$—	(7)	$—	$21,944
D. Michael Steuert	$48,000	(1)(2)	$49,997	(6)(7)	$—	$97,997
J. Andre Teixeira	$55,837	(1)(4)(5)	$49,997	(6)(7)	$—	$105,834
William D. Zollars	$49,210	(1)(2)	$49,997	(6)(7)	$—	$99,207
Andrea M. Zulberti	$50,980	(1)(2)	$49,997	(6)(7)	$—	$100,977

* Columns (d), (e), and (f) have been omitted from this table because they are not applicable.

(1) Our outside trustees earned the following fees in 2006: (i) a $35,000 annual retainer; (ii) fees for chairing and serving on committees of the board; (iii) fees for attendance at meetings of the board; and (iv) fees for attendance at meetings of committees of the board. The trustee fee structure is described in more detail in the narrative discussion that follows these footnotes.

Mr. Brooksher received an additional annual fee of $300,000 in 2005 and 2006 related to the additional responsibilities he undertook while transitioning with executive management after his retirement as our chief executive officer on December 31, 2004. In 2007, Mr. Brooksher will receive an additional fee of $300,000 as a result of the additional responsibilities that he has undertaken in his role as chairman.

(2) The trustee has elected to defer the receipt of fees earned until after his or her service on the board is terminated. Each quarter the amount earned by the trustee is credited into a hypothetical account, as if the trustee had invested such amount in our Dividend Reinvestment and Share Purchase Plan (DRP). The number of hypothetical common shares credited is based on the average of the high and low trading prices of our common shares as of the date of the deposit. The common shares in the hypothetical account earn dividends as if the number of common shares in the account were outstanding in the name of the trustee. Dividends earned on the hypothetical account are assumed to be reinvested quarterly at the average of the high and low trading prices of our common shares on the dividend payment date, less a 2% discount. Upon termination from the board, the trustee is issued the number of common shares included in his or her hypothetical account from the common shares reserved for issuance under the DRP.

(3) Mr. Lyons and Mr. Stensby retired from our board on May 26, 2006.

(4) Mr. Teixeira has not elected to defer the receipt of fees earned. Consequently, each quarter the amount earned by Mr. Teixeira is deposited into our DRP under his name. The purchase of common shares in the DRP is based on the average of the high and low trading prices of our common shares as of the date of the purchase. Mr. Teixeira’s account earns dividends, which are reinvested quarterly based on the average of the high and low trading prices of our common shares on the dividend payment date, less a 2% discount.

(5) Mr. Teixeira also serves on our European Advisory Committee. The amount in column (b) includes $9,837 of fees earned by Mr. Teixeira for service on this committee (representing fees of 8,000 euros converted to U.S. dollars at the applicable currency exchange rate on the date the payments were made). Such amounts were paid in cash to Mr. Teixeira.

(6) The amounts in column (c) represent the compensation expense that we recognized in 2006 associated with the award of 1,008 Deferred Share Units (DSUs) to each of our outside trustees on May 26, 2006. Each DSU represents one of our common shares and the DSUs are fully vested when they are granted. DSUs accrue DEUs that are fully-vested when accrued. Our trustees have elected to defer receipt of their DSUs and associated accrued DEUs until their service on the board is terminated. We valued the DSUs awarded on May 26, 2006 at the average of the high and low trading prices of our common shares on that date. We first issued DSUs to our trustees in May 2004. Prior to that date, we issued options to purchase our common shares to our trustees on an annual basis. Upon termination from the board, all of the outstanding share awards earned for service on the board are distributed to the trustee. As of December 31, 2006, our current trustees had the following DSUs and associated accrued DEUs, associated with their service on the board, outstanding:

•	Mr. Brooksher:	2,295
•	Mr. Feinberg:	4,118
•	Mr. Fotiades:	4,118
•	Ms. Garvey:	1,023
•	Mr. Jacobs:	4,118
•	Mr. Rising:	1,023
•	Mr. Steuert:	4,118

•	Mr. Teixeira:	4,118
•	Mr. Zollars:	4,118
•	Ms. Zulberti:	1,023

(7) Previously, we made annual grants of options to purchase our common shares to our outside trustees. The options granted were fully vested and exercisable as of the date of grant. We began granting DSUs to our outside trustees in lieu of the option grants in May 2004. Accordingly, we did not recognize compensation expense in 2006 associated with any options previously granted to our outside trustees. As of December 31, 2006, the outstanding options, all of which are exercisable, and associated accrued DEUs, all of which are fully vested, held by our current trustees associated with their service on the board were as follows:

•	Mr. Feinberg: 15,000 options and 5,445 associated accrued DEUs; exercise prices ranging from $19.75 to $20.80 per option and expiration dates ranging from June 24, 2009 to May 17, 2011.

•	Mr. Fotiades: 10,000 options; exercise prices of $24.47 and $27.56 per option and expiration dates of June 12, 2012 and May 20, 2013.

•	Ms. Garvey: 10,000 options each with an exercise price of $43.80 per option and an expiration date of September 22, 2015.

•	Mr. Jacobs: 25,000 options and 5,445 associated accrued DEUs; exercise prices ranging from $19.75 to $27.56 per option and expiration dates ranging from June 24, 2009, to May 20, 2013.

•	Mr. Steuert: 10,000 options each with an exercise price of $41.13 per option and an expiration date of May 18, 2015.

•	Mr. Teixeira: 20,000 options and 5,445 associated accrued DEUs; exercise prices ranging from $19.75 to $24.47 per option and expiration dates ranging from June 24, 2009, to June 12, 2012.

•	Mr. Zollars: 10,000 options; exercise prices of $24.47 and $27.56 per option and expiration dates of June 12, 2012, and May 20, 2013.

•	Ms. Zulberti: 10,000 options each with an exercise price of $41.13 per option and an expiration date of May 18, 2015.

Mr. Stensby exercised all of his outstanding options and received a distribution of all of the associated accrued DEUs upon his retirement from the board in May 2006. Mr. Lyons did not have any outstanding options to purchase our common shares or accrued DEUs related to his service as an outside trustee at the time of his retirement from the board in May 2006.

(8) During 2006, Mr. Feinberg exercised 5,000 options at an exercise price of $24.47 per common share and 5,000 options at an exercise price of $27.56 per common share, for an aggregate exercise price of $260,150. The aggregate value of the common shares received by Mr. Feinberg from the exercises was $628,000, resulting in an aggregate gain to him of $367,850.

(9) The amount in column (g) represents a bonus of $140,000 paid in cash to Mr. Brooksher for his performance on our behalf.

Narrative Discussion to the Trustee Compensation for Fiscal Year 2006 Table

The compensation packages for the outside members of our board include both cash and equity components. The equity component is awarded under the terms of the 2000 Share Option Plan for Outside Trustees. Our executive officers who serve as trustees do not receive any additional compensation for service on the board.

The cash component of our compensation to outside trustees consists of an annual retainer and fees for attending meetings and serving on committees. Trustees may defer the receipt of their fees until after their service on our board is terminated. Retainers and fees paid to our outside trustees are as follows:

•	Annual retainer: $35,000 (increased to $50,000 for 2007).

•	Annual fee for serving on the investment committee: $5,000 (eliminated for 2007).

•	Annual fee for serving on all other committees: $2,000 (eliminated for 2007).

•	Annual retainer for serving as chairman of a committee, except for the investment committee: $1,000 (changed for 2007 to: (i) $10,000 for all committees, including the investment committee but excluding the board governance and nomination committee and (ii) $7,500 for the board governance and nomination committee).

•	Attendance at board meetings: $1,000 per meeting (increased to $1,500 for 2007).

•	Attendance at committee meetings, except for investment committee meetings and earnings review meetings of the audit committee: $1,000 per meeting (changed to $1,500 per meeting for all committees, except for the earnings review meetings of the audit committee, for 2007).

The equity component of our compensation to trustees consists of annual awards of DSUs that are fully vested as of the date of the grant. We awarded DSUs with a value of approximately $50,000 on the award date, generally at the time of our annual shareholders’ meeting in May, for each of 2004, 2005, and 2006. In 2007, the value of the DSUs awarded to our outside trustees has increased to $75,000. DSUs accrue fully-vested DEUs over the period that the underlying DSUs are outstanding.

Under our share ownership guidelines, trustees are required to own our common shares with an aggregate market value equal to five times their annual retainer ($175,000 for 2006 and $250,000 for 2007). Ownership can be in the form of shares owned outright, vested DSUs, and vested DEUs. Each trustee has three years from the date the guidelines were adopted, or the date on which the trustee became a member of our board, in which to comply with the guidelines.

In 2006, we provided Mr. Brooksher with office space, administrative assistance, computer and e-mail accessibility, cellular phone, travel assistance, reimbursement for business expenses, and similar support. We expect Mr. Brooksher to receive the same assistance in 2007.

Mr. Teixeira serves on our European Advisory Committee. We compensate Mr. Teixeira for the services he provides on this committee in the same manner as we compensate the other members of the committee who are not trustees, including reimbursement of reasonable travel costs incurred to attend the committee’s meetings. The amounts paid to Mr. Teixeira for these services are included in column (b) of the Trustee Compensation Table for Fiscal Year 2006.

We reimburse our trustees for reasonable travel costs incurred to attend the meetings of the board and its committees.

EQUITY COMPENSATION PLANS

The 2006 Long-Term Incentive Plan and the 2000 Share Option Plan for Outside Trustees, as amended and restated in 2004, were the primary vehicles under which we made equity-based compensation awards to our named executive officers and our outside trustees in 2006. However, we do have awards outstanding under previous plans that we no longer use to grant awards. The 2006 Long-Term Incentive Plan is more fully described in “— Compensation Discussion and Analysis.” Each of our plans has been approved by our shareholders. Information regarding the common shares that may be issued under these plans as of December 31, 2006, is as follows:

# of Securities Remaining
	# of Securities to be Issued	Weighted-Average	Available for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (b)
(a)	(b)	(c)	(d)
Equity compensation plans approved by security holders(1)(2)(3)	10,319,605	$32.50	11,567,092
Equity compensation plans not approved by security holders(4)	—	—	—

(1) The amount in column (b) includes 8,464,053 common shares that can be issued upon the exercise of outstanding options to purchase our common shares and 1,855,252 outstanding share awards that are fully vested and not subject to forfeiture.

(2) The weighted-average exercise price in column (c) relates to the 8,464,053 outstanding options to purchase our common shares reflected in column (b).

(3) The amount in column (d) includes 6,734,596 common shares that are reserved for issuance under our equity compensation plans and 4,832,496 common shares that are reserved for issuance under our Employee Share Purchase Plan, which was approved by our shareholders in May 2001.

(4) All of our equity compensation plans have been approved by our shareholders.

AUDIT COMMITTEE REPORT

The primary purpose of the audit committee is to assist the board of trustees in its general oversight of our financial reporting process and to approve the selection of our independent registered public accounting firm. The committee is comprised of the four trustees named below. Each member of the committee is independent as defined by the SEC and in the NYSE listing standards. In addition, our board has determined that D. Michael Steuert is both independent and an audit committee financial expert as defined by SEC rules. Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements and the effectiveness of the company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States), and issuing reports thereon. The committee is responsible for overseeing the conduct of these activities. The committee’s function is more fully described in its charter which has been approved by our board. The charter can be viewed, together with any future changes, on our website at www.prologis.com.

We have reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2006, and unaudited financial statements for the quarterly periods ended March 31, June 30, and September 30, 2006, with management and KPMG LLP, the company’s independent registered public accounting firm. We also reviewed and discussed management’s assessment of the effectiveness of the company’s internal control over financial reporting. The committee has discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications). KPMG LLP has provided to the company the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has discussed with KPMG LLP its independence. The committee also concluded that KPMG LLP’s performance of non-audit services, as described in the next section, to us and our affiliates is compatible with KPMG LLP’s independence.

Based on the considerations referred to above, the committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for 2006. The foregoing report is provided by the following outside trustees, who constitute the committee.

D. Michael Steuert (Chair)
George L. Fotiades
Christine N. Garvey
Donald P. Jacobs

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In addition to retaining KPMG LLP to audit our consolidated financial statements for 2006, we retained KPMG LLP to provide certain tax services in 2006. In the course of KPMG LLP’s provision of services on our behalf, we recognize the importance of KPMG LLP’s ability to maintain objectivity and independence in its audit of our financial statements and the importance of minimizing any relationships that could appear to impair that objectivity. To that end, the audit committee has adopted policies and procedures governing the pre-approval of audit and non-audit work performed by our independent registered public accounting firm. The independent registered public accounting firm is authorized to perform specified pre-approved services up to certain annual amounts which vary by the type of service provided. Individual engagements anticipated to exceed pre-established thresholds must be separately approved. All of the fees reflected below for 2006 were either specifically pre-approved by the audit committee or pre-approved pursuant to the audit committee’s Audit and Non-Audit Services Pre-Approval Policy. These policies and procedures also detail certain services which the independent registered public accounting firm is prohibited from providing to the company.

The following table represents fees for professional audit services rendered by KPMG LLP for the audit of the company’s consolidated financial statements for 2006 and 2005 and fees billed for other services rendered by KPMG LLP:

Types of Fees	2006	2005

Audit fees(1)	$2,279,167	$2,277,017
Audit-related fees(2)	37,500	225,000
Tax fees(3)	491,860	243,730
All other fees(4)	—	30,000

Totals	$2,808,527	$2,775,747

(1) Audit fees consists of fees for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, including all services required to comply with the standards of the Public Company Accounting Oversight Board (United States), and fees associated with performing the integrated audit of internal controls over financial reporting (Sarbanes-Oxley Section 404 work). Additionally, includes fees for services associated with comfort letters, statutory audits, and reviews of documents filed with the SEC (fees for registration statements and comfort letters in 2006 were $131,954 and 2005 were $235,150).

(2) Audit-related fees consists of fees for assurance and related services that are traditionally performed by KPMG LLP, including employee benefit plan audits.

(3) Tax fees are fees for tax compliance and tax advice.

(4) All other fees includes fees billed by KPMG LLP to us for any services not included in the foregoing categories.

RATIFICATION OF THE APPOINTMENT OF	Proposal 2
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been appointed by the audit committee of the board as our independent registered public accounting firm for the year 2007. KPMG LLP was our independent registered public accounting firm for the year 2006. We are requesting our shareholders to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year 2007. In the event shareholders do not approve the appointment, the appointment will be reconsidered by the audit committee.

KMPG LLP representatives are expected to attend the 2007 annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

The board of trustees unanimously recommends that the shareholders vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

ADDITIONAL INFORMATION

•	Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, shareholder proposals must be received at our principal executive offices no later than the close of business on December 7, 2007. Proposals should be addressed to Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, CO 80239.

•	Shareholder Nominations and Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

For any shareholder nomination or proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2008 annual meeting, our bylaws permit such a presentation if: (i) a shareholder’s written notice of the nominee or proposal and any required supporting information is received by our secretary during the period from 90 to 120 days before the first anniversary date of the previous year’s annual meeting and (ii) it meets the requirements of our bylaws and applicable SEC requirements. For consideration at the 2008 annual meeting, a shareholder nominee or proposal not submitted by the deadline for inclusion in the 2008 proxy statement must be received by us between January 16, 2008 and February 15, 2008. Notices of intention to present proposals at the 2008 annual meeting should be addressed to Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, CO 80239.

•	Voting Securities

Common shareholders of record at the close of business on March 12, 2007 will be eligible to vote at the meeting on the basis of one vote for each share held. On such date there were 256,273,263 common shares outstanding. There is no right to cumulative voting and a majority of the holders of outstanding common shares represented in person or by proxy at the 2007 annual meeting will constitute a quorum.

•	Vote Required for Approval

Assuming the presence of a quorum:

(1) trustees must be elected by the vote of a majority of all the votes cast in person or by proxy at the 2007 annual meeting by shareholders entitled to vote. For this purpose, a majority of the votes cast means that the number of common shares that are cast and are voted “for” the election of a trustee must exceed the number of common shares that are withheld from his or her election.

(2) the ratification of the appointment of the independent registered public accounting firm must be approved by the affirmative vote of a majority of the common shares voted in person or by proxy at the 2007 annual meeting by shareholders entitled to vote..

Abstentions and broker non-votes, if any, will have no effect on the outcome of the matters to be voted on at the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is reached.

•	Manner for Voting Proxies

The common shares represented by all valid proxies received by phone, by Internet, or by mail will be voted in the manner specified. Where specific choices are not indicated, the common shares represented by all valid proxies received will be voted: (i) for the nominees for trustee named earlier in this proxy statement and (ii) for ratification of the appointment of our independent registered public accounting firm. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2007 annual meeting of shareholders and any adjournments or postponements of the meeting. The board knows of no other matters which may be presented to the meeting.

•	Solicitation of Proxies

Proxies may be solicited on behalf of the board by mail, telephone, other electronic means, or in person. Copies of proxy material and our 2006 annual report may be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Proxies may be solicited by officers or employees of the company, none of whom will receive additional compensation. We have engaged Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies from shareholders at a fee of approximately $10,000 plus reimbursement of reasonable out-of-pocket expenses.

•	Attendance at the 2007 Annual Meeting

If you are a registered owner of our common shares and plan to attend the 2007 annual meeting in person, just detach and retain the admission ticket attached to your proxy card. Beneficial owners whose ownership is registered under another party’s name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to Edward S. Nekritz, Secretary, ProLogis, 4545 Airport Way, Denver, CO 80239. Record owners and beneficial owners (including holders of valid proxies) who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

•	Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2006 annual report may be viewed on our website at http://ir.prologis.com. Shareholders can receive future annual reports and proxy statements electronically by registering at http://www.icsdelivery.com/pld. Once registered, you will be notified by e-mail when materials are available electronically for your review. You will also be given a website link to authorize your proxy via the Internet. If your shares are held through a bank, broker, or other holder of record, they can instruct you on selecting this option. You can notify us at any time if you want to resume mail delivery by calling our investor relations group at (800) 820-0181.

•	Annual Report

Our 2006 annual report, including a copy of our Annual Report on Form 10-K for the year ended December 31, 2006 (which includes our consolidated financial statements), is being mailed to shareholders with this proxy statement. We will provide additional copies of the annual report to requesting shareholders, free of charge, through written request to Investor Relations, ProLogis, 4545 Airport Way, Denver, CO 80239.

•	Delivery of Documents to Shareholders Sharing an Address

If you share an address with any of our other shareholders, your household might receive only one copy of the annual report and proxy statement. To request individual copies of the annual report and proxy statement for each shareholder in your household, please contact Investor Relations, ProLogis, 4545 Airport Way, Denver, CO 80239 (telephone: (800) 820-0181). We will deliver copies of the annual report and proxy statement promptly following your written or oral request. To ask that only one set of the documents be mailed to your household, please contact your broker.

•	Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our trustees, officers, and certain beneficial owners of our common shares to file reports of holdings and transactions in our common shares with the SEC and the NYSE. Except as provided in the next sentence, based on our records and other information available to us, we believe that, in 2006, all of the above persons and entities (including two trustees who retired in 2006, up to the time of their retirement) met all applicable SEC filing requirements. Ms. Bokides failed to file one Form 4 relating to a single transaction on a timely basis in 2006.

•	Other Matters

We do not anticipate any other business being brought before the 2007 annual meeting. In addition to the scheduled items, however, the meeting may consider properly presented shareholder proposals and matters relating to the conduct of the meeting. As to any other business, the proxies, in their discretion, are authorized to vote on other matters which may properly come before the meeting and any adjournments or postponements of the meeting.

April 6, 2007
Denver, Colorado

Computershare
P.O. BOX 43010
Providence, RI 02940-3010

YOUR VOTE IS IMPORTANT!

AUTHORIZE YOUR PROXY BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Please see the reverse side of this card for specific voting cutoff information.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by ProLogis in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to authorize your proxy using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

AUTHORIZE YOUR PROXY BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. Please see the reverse side of this card for specific voting cutoff information.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ProLogis, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

Do not return your Proxy Card if you are authorizing your proxy by Telephone or Internet.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	PRLG01	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
PROLOGIS
The Board of Trustees recommends a vote FOR the Election of Trustees (Proposal 1).

1.	Election of Trustees:

	Election of the following persons as Trustees Nominees:				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
	01)	K. Dane Brooksher	07)	Nelson C. Rising
	02)	Stephen L. Feinberg	08)	Jeffrey H. Schwartz
	03)	George L. Fotiades	09)	D. Michael Steuert
	04)	Christine N. Garvey	10)	J. André Teixeira
	05)	Donald P. Jacobs	11)	William D. Zollars
	06)	Walter C. Rakowich	12)	Andrea M. Zulberti	☐	☐	☐

The Board of Trustees recommends a vote FOR Proposal 2.

		For	Against	Abstain

2.	Ratify the appointment of the independent registered public accounting firm for 2007.	☐	☐	☐
Please sign exactly as your name(s) appear(s) hereon. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title or capacity in which you are signing.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date

1

Annual Meeting of Shareholders
ADMISSION TICKET
Tuesday, May 15, 2007
10:30 a.m. (Mountain Time)
ProLogis
4545 Airport Way
Denver, CO 80239
Please present this ticket for admittance.
CONSENT TO OBTAIN FUTURE SHAREHOLDER-RELATED MATERIALS
ELECTRONICALLY INSTEAD OF BY MAIL
You now have the option to receive future shareholder communications (annual reports, proxy statements, etc.) electronically via the Internet instead of printed materials through the mail. This service is being provided to you as a convenience while representing a cost savings for ProLogis.
If you elect this option, you will be notified by email when materials are available electronically for your review. In the case of proxy materials, you will be provided a link to a designated web site with instructions on how to give your proxy via the Internet.
You can register for this program by giving your proxy through www.proxyvote.com or by going to www.icsdelivery.com/pld and following the instructions provided. To withdraw your participation in the program or to receive printed copies of any of the company’s materials, please contact ProLogis Investor Relations at 1-800-820-0181 or via email at ir@prologis.com.

PROXY
PROLOGIS
THE PROXY IS SOLICITED BY AND ON BEHALF OF
THE BOARD OF TRUSTEES
2007 ANNUAL MEETING OF SHAREHOLDERS
     The undersigned hereby appoints each of Jeffrey H. Schwartz, Walter C. Rakowich and Edward S. Nekritz, as proxies for the undersigned with full power of substitution in each of them, to represent the undersigned at the annual meeting of shareholders to be held on May 15, 2007, and at any and all adjournments or postponements thereof with all powers possessed by the undersigned if personally present at the meeting, and to cast at such meeting all votes that the undersigned is entitled to cast at such meeting in accordance with the instructions indicated on the reverse side of this card. If no instructions are indicated, the shares represented by this proxy will be voted FOR the election of the listed nominees for Trustee and FOR the ratification of the appointment of the independent registered public accounting firm for 2007. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2007 annual meeting of shareholders and any adjournments or postponements of the meeting.
     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement accompanying the Notice, together with this Proxy.
Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting. You are encouraged to specify your choice by marking the appropriate boxes —SEE REVERSE SIDE— but you need not mark any boxes if you wish to vote in accordance with the Board of Trustees’ recommendations. The proxies cannot vote the shares unless you sign and return this card.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

2